UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

TEREX CORPORATION
(Name of Registrant as Specified in Its Charter)
………………………………………………………………………………
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
………………………………………………………………………………………………………..

(2)	Aggregate number of securities to which transaction applies:
………………………………………………………………………………………………………..

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
………………………………………………………………………………………………………..

(4)	Proposed maximum aggregate value of transaction:
………………………………………………………………………………………………………..

(5)	Total fee paid:
………………………………………………………………………………………………………..
[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

TEREX CORPORATION
200 Nyala Farm Road, Westport, Connecticut 06880
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2017

The Annual Meeting of Stockholders of Terex Corporation (“Terex” or the “Company”) will be held at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, on Thursday, May 11, 2017, at 11:30 a.m., local time. You may also attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/terex2017 where you will be able to vote electronically and submit questions during the meeting. At the Annual Meeting, the following items of business will be considered:

1.	To elect ten (10) directors of the Company to hold office for one year or until their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2017.

3.	To approve an amendment to the Terex Corporation Employee Stock Purchase Plan.

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers.

5.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors of the Company has fixed the close of business on March 17, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
The United States Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the Internet. We are pleased to utilize these rules and believe that they enable us to provide our stockholders with the information that they need while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
On or about March 31, 2017, we will be mailing our Notice of Internet Availability of Proxy Materials to most of our stockholders, which contains instructions for our stockholders’ use of this process, including how to access our 2017 Proxy Statement and 2016 Annual Report and how to vote online. If you received only a Notice of Internet Availability of Proxy Materials this year, the Notice contains instructions on how you may receive a paper copy of the Proxy Statement and Annual Report.
EVERY STOCKHOLDER’S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting (in person or virtually via the Internet), we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone or via the Internet. If you received a paper copy of the proxy card by mail, you may complete, date and sign the proxy card and return it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting in person at the Annual Meeting, by proxy, by telephone or via the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.

By order of the Board of Directors,
Eric I Cohen Secretary
March 31, 2017
Westport, Connecticut

TEREX CORPORATION
200 Nyala Farm Road
Westport, Connecticut 06880

Proxy Statement for the
Annual Meeting of Stockholders
to be held on May 11, 2017

This Proxy Statement is furnished to stockholders of Terex Corporation (“Terex” or the “Company”) in connection with the solicitation of proxies by and on behalf of the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held at 11:30 a.m., local time, on May 11, 2017, at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, virtually via the Internet at www.virtualshareholdermeeting.com/terex2017 and at any adjournments or postponements thereof (collectively, the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

The Company will also be holding a stockholder forum on compensation matters (the “Compensation Forum”), immediately before the Meeting at 11:00 a.m., local time, on May 11, 2017, at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut and virtually via the Internet at www.virtualshareholdermeeting.com/terex2017, in which stockholders will be given the opportunity to ask questions of the Company’s Compensation Committee chairperson and provide feedback on the Company’s executive compensation program.

As of March 17, 2017, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 103,512,969 shares of common stock, $.01 par value per share (“Common Stock”).

Under rules and regulations of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our Common Stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail to all of our stockholders, other than to stockholders who previously elected to receive a printed copy of the proxy materials. Those stockholders that previously elected to receive printed proxy materials will each receive such materials by mail. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Internet Notice. Instead, the Internet Notice will instruct you how you may access and review all of the important information contained in the proxy materials over the Internet. The Internet Notice also instructs you how you may submit your proxy via telephone or the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Notice.

We are mailing the Internet Notice to our stockholders on or about March 31, 2017.

Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Meeting. Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting. Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Notwithstanding the foregoing, with respect to the proposal regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers, the alternative which receives the largest number of votes will be considered the preference of the Company’s stockholders, even if not a majority.

A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to all matters to be voted upon at the Meeting, abstentions will have the effect of a negative vote and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote.

Proxy solicitations by the Board will be made by mail, by phone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of the Notice of Internet Availability of Proxy Materials, (b) the printing and mailing of this Proxy Statement and accompanying material, (c) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s stock, and (d) supplementary solicitations to submit proxies, if any, will be borne by the Company.

How To Vote

In order that your shares of Common Stock may be represented at the Meeting, you are requested to vote your proxy using one of the following methods:

Via the Internet – You can vote your shares via the Internet as instructed in the proxy card or in the Internet Notice. The Internet procedures are designed to authenticate your identity to allow you to vote your shares and confirm that your instructions have been properly recorded.

By Telephone – The Internet Notice includes a toll-free number you can call to request printed copies of proxy materials and instructions on how to vote by telephone. The printed proxy materials include a different toll-free number you may call for voting.

By Mail – Stockholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Internet Notice received from your broker or other agent, and then completing, signing and dating the voting instruction card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

Brokers may not vote your shares on the election of directors, the amendment to the Company's Employee Stock Purchase Plan, regarding the compensation of the Company’s named executive officers or regarding the frequency of future advisory votes on the compensation of the Company's named executive officers in the absence of your specific instructions as to how to vote. The Company encourages you to provide instructions to your broker regarding the voting of your shares.

If you vote via the Internet, by telephone or by mailing a proxy card, we will vote your shares as you direct. For each item being submitted for stockholder vote, you may vote “for” or “against” the proposal or you may abstain from voting.

If you submit a proxy via the Internet, by telephone or by mailing a proxy card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board as stated in this Proxy Statement and in the Internet Notice, specifically in favor of our nominees for directors, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in favor of the amendment to the Company's Employee Stock Purchase Plan, in favor of the compensation of the Company's named executive officers and in favor of holding an advisory vote on the compensation of the Company's named executive officers every year. If any other matters are properly presented at the Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Internet Notice, we know of no other matters to be presented at the Meeting.

Revocation of Proxies – Any stockholder giving a proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior proxy). Any stockholder also has the right to revoke the proxy at any time by executing a later-dated proxy, by telephone, via the Internet or by written revocation received by the Secretary of the Company prior to the time the proxy is voted. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received at or prior to the Meeting, will be voted at the Meeting.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, ten directors of the Company are to be elected to hold office until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Each director shall be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting. Unless marked to the contrary, the proxies received by the Company will be voted FOR the election of the ten nominees listed below, all of whom are presently members of the Board.

Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

In the event of an uncontested election, as is the case this year, any nominee for director who is a current director and receives less than a majority of the votes cast in person or by proxy at the Meeting shall offer to resign from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through its Governance and Nominating Committee, to consider the resignation offer.

The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of March 24, 2017, such nominee’s name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. On February 2, 2017, Marcato Capital Management LP, Marcato International Master Fund, Ltd. and Matthew Hepler, entered into a letter agreement with the Company in which the Company agreed to add Mr. Hepler to the Company's Board of Directors and to include Mr. Hepler on the slate of nominees recommended by the Board relating to the Meeting. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

The Governance and Nominating Committee of the Board has nominated each of the following individuals based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity, independence, diversity, experience, sound judgment and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company.

The Board recommends that the stockholders vote FOR the following nominees for director.

Name	Age	Positions and Offices with Company	First Year As Company Director
Paula H. J. Cholmondeley	69	Director	2004
Donald DeFosset	68	Director	1999
John L. Garrison, Jr.	56	President, Chief Executive Officer and Director	2015
Thomas J. Hansen	68	Director	2008
Matthew Hepler	37	Director	2017
Raimund Klinkner	52	Director	2012
David A. Sachs	57	Non-Executive Chairman	1992
Oren G. Shaffer	74	Director	2007
David C. Wang	72	Director	2008
Scott W. Wine	50	Director	2011

Paula H. J. Cholmondeley

Business Experience:    Paula H. J. Cholmondeley was a private consultant on strategic planning from 2004 through 2009. Ms. Cholmondeley served as Vice President and General Manager of Sappi Fine Paper, North America from 2000 through 2004, where she had profit and loss responsibility for their Specialty Products division. Ms. Cholmondeley held senior positions with various other companies from 1980 through 1998, including Owens Corning, The Faxon Company, Blue Cross of Greater Philadelphia, and Westinghouse Elevator Company, and also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan administration. Ms. Cholmondeley, a former certified public accountant, is an alumnus of Howard University and received a Masters Degree in Accounting from the University of Pennsylvania, Wharton School of Finance. Ms. Cholmondeley is also a director of Kapstone Paper and Packaging Corporation, Bank of the Ozarks, Inc. and is an independent trustee of Nationwide Mutual Funds. Previously, Ms. Cholmondeley served as a director of Ultralife Corporation from 2004 through 2010, Albany International Corp. from 2005 to 2013, Minerals Technologies Inc. from 2005 to 2014 and Dentsply International Inc. from 2001 to 2016.

Qualifications:    Ms. Cholmondeley has significant financial and operations experience with several international manufacturing companies, held executive positions where she was responsible for operating manufacturing based businesses, leading strategic planning and involved in preparing financial statements as the chief financial officer of a large insurance company. She also has been heavily involved in technology development, as well as building, growing and selling manufacturing operations. Ms. Cholmondeley also currently serves as a part-time faculty member for the National Association of Corporate Directors. She is a NACD Board Leadership Fellow and was

selected in 2015 to NACD Leadership 100. As a result of these professional and other experiences, and as Ms. Cholmondeley is an African American female raised in the Caribbean, she brings diverse perspectives and experiences, which provides the Board with greater insight into the Company’s financial, operational and governance matters.

Donald DeFosset

Business Experience:    Donald DeFosset retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset served since November 2000 as President and CEO, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. (“Dura”), a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset also serves as a director of National Retail Properties Inc., Regions Financial Corporation and ITT Corporation. Previously, Mr. DeFosset served as a director of James Hardie Industries N.V. from 2006 through 2008 and Enpro Industries, Inc. from 2008 through 2011.

Qualifications:    Mr. DeFosset has considerable experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. Mr. DeFosset has been a member of the Board since 1999 and accordingly has an extensive knowledge of the Company. As a result, Mr. DeFosset provides the Board with key knowledge and insights into the Company’s manufacturing, operational and financial matters.

John L. Garrison, Jr.

Business Experience:    John L. Garrison, Jr. was appointed President and Chief Executive Officer of Terex Corporation on November 2, 2015. Previously, Mr. Garrison was President and Chief Executive Officer of Bell Helicopter, a segment of Textron, Inc., since 2009. Prior to that, Mr. Garrison served as President of Textron’s industrial segment, which comprises four businesses: E-Z-GO golf cars, Greenlee, Jacobsen and Kautex. Prior to that he was President of E-Z-GO. Mr. Garrison joined Textron in 2002 from Azurix Corporation, a global water company, where he was President, Chairman and CEO. He was previously Vice President and General Manager of Case Corporation’s North American Agricultural Group, and Vice President and General Manager of the Case Agricultural Systems Group.

Qualifications:    Mr. Garrison is a proven leader with considerable experience across a variety of industries, including substantial operations experience as President of large international manufacturers. Based on his current role as CEO of the Company, Mr. Garrison provides the Board with skillful leadership and insight into the Company’s global operations.

Thomas J. Hansen

Business Experience:    Thomas J. Hansen retired in March 2012 as Vice Chairman of Illinois Tool Works Inc. (“ITW”), a manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment, and was responsible for ITW’s worldwide Automotive Components and Fastener, Fluids and Polymers, Industrial Metal and Plastic and Construction businesses. He served as Vice Chairman from 2006 until March 2012. From 1998 until May 2006, Mr. Hansen served as Executive Vice President of ITW. Mr. Hansen joined ITW in 1980 as sales and marketing manager of the Shakeproof Industrial Products businesses and held several other positions of increasing responsibility with the company. Mr. Hansen is a member of the Northern Illinois University’s Executive Club, a former member of the Economics Club of Chicago, is the former Chairman of the ITW Better Government Council, and is a former member of the Board of Trustees of MAPI (Manufacturers Alliance). Mr. Hansen also serves as a director of Mueller Water Products, Inc., Standex

International Corporation and Gill Industries Inc., which is privately held. Previously, Mr. Hansen served as a director of CDW Corporation from 2005 through 2008.

Qualifications:    Mr. Hansen recently served as a senior executive of a large diversified industrial manufacturing company facing the same set of external economic, social and governance issues as the Company. He also has significant experience in the area of mergers and acquisitions and operating a company consisting of many business units brought together by acquisitions. As a result, Mr. Hansen provides the Board with a deep understanding of the complexities of operating a large multi-national business.

Matthew Hepler

Business Experience:    Matthew Hepler is currently a Partner at Marcato Capital Management L.P. (“Marcato”), a hedge fund. Prior to joining Marcato, Mr. Hepler was a partner at Red Mountain Capital Partners LLC, an investment firm from March 2015 to December 2015 and was a Managing Director at Relational Investors LLC from 2008 until 2016 where he led the firm’s research team focusing on the industrials and materials sector. Prior to joining Relational Investors in 2008, he spent six years as a Vice President in the investment banking division of Credit Suisse. Mr. Hepler began his career as a senior analyst in the technology group at Robertson Stephens.

Qualifications:    Mr. Hepler has strong knowledge of capital markets and investment community concerns. Mr. Hepler has experience executing value-enhancing initiatives through active engagement with portfolio companies in which his firms have invested. As a result, Mr. Hepler provides insight and knowledge to the Board on what is important to many of the Company's large shareholders.

Raimund Klinkner

Business Experience:    Raimund Klinkner is the Managing Partner of the IMX INSTITUTE FOR MANUFACTURING EXCELLENCE GmbH, a consultancy firm specialized in production and logistics, and is Chairman of the German Manufacturing Excellence Board since 2004. In addition, Dr. Klinkner is Chairman of the Board of Bundesvereinigung Logistik (BVL International, the German-based Logistics Network) since 2007. He also holds a position as Chairman of the Supervisory Board of DMG MORI AG (“DMG”) and is a member of the advisory board of ebm-papst Mulfingen GmbH & Co. KG. Dr. Klinkner lectures as Honorary Professor in production logistics at Technical University Berlin since 2003. Previously, Dr. Klinkner served as Chief Executive Officer of Knorr-Bremse AG, a manufacturer of braking systems for rail and commercial vehicles, from 2007 to 2011. Prior to that time, he held positions of increasing responsibility at Gildemeister AG (now DMG), a manufacturer of cutting machine tools, from 1998 to 2006 culminating in his service as Deputy Chairman of the Board from 2003 to 2006. Dr. Klinkner began his career at Porsche AG in 1991 and held positions of increasing responsibility in the areas of logistics and supply chain management.

Qualifications:    Dr. Klinkner has considerable experience as a chief executive of a large international manufacturing company. Dr. Klinkner has extensive operating experience in Germany, a country that the Company has a significant presence in, and is a highly regarded supply chain specialist. As a result, Dr. Klinkner provides the Board with important insights into managing the Company’s operations, particularly its European operations.

David A. Sachs

Business Experience:    David A. Sachs is a Partner of Ares Management, LP (“Ares”) and co-founder of the firm, where he serves as an investment committee member on Ares direct lending, tradable credit private equity group funds, as well as the Ares real estate group's real estate debt and U.S. real estate equity investments. Mr. Sachs also serves as a director of Ares Dynamic Credit Allocation Fund, Inc. and CION Ares Diversified Credit Fund.

Qualifications:    Mr. Sachs has extensive knowledge of global capital markets and is valuable to the Board’s discussions of the Company’s capital and liquidity needs. Mr. Sachs has been a member of the Board since 1992 and accordingly has an extensive knowledge of the Company. As a result, Mr. Sachs provides vital insight to the Board on many issues, including capital markets, treasury and liquidity related matters.

Oren G. Shaffer

Business Experience:    Oren G. Shaffer retired in 2007 as the Vice Chairman and Chief Financial Officer of Qwest Communications International Inc. (now CenturyLink), a telecommunications provider, having served in that capacity from 2002 to 2007. From 2000 to 2002, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a company which develops intelligent optical networking solutions for telecommunication applications, and was a consultant for SBC Corp. (now AT&T), a provider of wireless service technology. From October 1994 to January 2000, he served as Executive Vice President and Chief Financial Officer of Ameritech Corporation, a telecommunications company. Mr. Shaffer was Chief Financial Officer and Director and served in other senior executive positions in operations, finance and strategy, both internationally and domestically, in his 25 years with Goodyear Tire & Rubber Co. Mr. Shaffer also serves as a director of XPO Logistics, Inc. Mr. Shaffer previously served as a director of Intermec, Inc. from 2005 through 2013 and Belgacom SA from 1994 to 2014.

Qualifications:     Mr. Shaffer has chief financial officer experience at large international companies and operations experience at a large global manufacturing company. He has significant experience with European businesses and is currently a director of a Belgian-based telecommunications company. As a result, Mr. Shaffer provides the Board with knowledge and insight into overseeing the Company’s financial, strategic and international matters.

David C. Wang

Business Experience:    David C. Wang retired in 2011 as Vice President of International Relations of The Boeing Company (“Boeing”), a large aerospace company and a manufacturer of commercial jetliners and military aircraft, having served in that capacity from October 2002 until July 2011. Mr. Wang was also President of Boeing China Inc. from November 2002 until March 2011. Prior to joining Boeing, Mr. Wang served as Chairman and CEO of General Electric China from 1997 to 2001. Prior to that, Mr. Wang served in various positions of increasing responsibility with General Electric since 1980. Mr. Wang is also a director of KLA-Tencor Corporation.

Qualifications:    Mr. Wang has substantial experience as a global manufacturing executive in the international and Chinese markets. Mr. Wang has extensive business experience in China, having lived and worked there from 1990 until 2011. As a result, he brings a unique perspective to the Board in a key developing market in which the Company has operations and hopes to further expand in the future.

Scott W. Wine

Business Experience:    Scott W. Wine is the Chairman and Chief Executive Officer of Polaris Industries Inc. Polaris designs, engineers, manufactures and markets innovative, high quality off-road vehicles, including all-terrain vehicles and the Polaris RANGER® for recreational and utility use, snowmobiles, motorcycles and on-road electric powered vehicles. He joined Polaris in September 2008 after serving as the President of Fire Safety Americas, a division of United Technologies Corporation from 2007 to August 2008. Prior to that, Mr. Wine held senior leadership positions at Danaher Corporation from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries. From 1996 to 2003, Mr. Wine held various international and domestic posts with Honeywell’s Aerospace Division. Mr. Wine also serves as a director of U.S. Bancorp.

Qualifications:    Mr. Wine is a chief executive officer of a large international manufacturing company facing the same set of external economic, social and governance issues as the Company. Mr. Wine has substantial operations experience as a senior executive of large diversified international manufacturers. He has a proven track record of growing profitable industrial businesses, acquiring and integrating businesses and rapidly driving results. As a result, Mr. Wine provides the Board with a deep and contemporaneous understanding of the complexities of operating a large multi-national business.

Director Emeritus - G. Chris Andersen

Business Experience:    G. Chris Andersen has been an investment banker since the 1970s and is currently a partner of G. C. Andersen Partners, LLC, a private investment banking and advisory firm. Previously, Mr. Andersen served as the non-executive Chairman of the Board of Directors of Millennium Cell Inc. from 1999 through 2008. Mr. Andersen also previously served on the boards of XPO Logistics, Inc., United Waste Systems Inc., United Artists Theater Company, Inc. and Sunshine Mining and Refining Company.

Qualifications:    Mr. Andersen has an extensive knowledge of global capital markets, mergers and acquisitions transactions and investment community concerns. Mr. Andersen was a member of the Board from 1992 to 2016 and, accordingly, has an extensive knowledge of the Company. As a result, Mr. Andersen provides vital insight to the Board on many issues, including capital markets, mergers and acquisitions transactions and historical perspective of the Company.

Board Meetings and Corporate Governance

The Board met 16 times in 2016 at regularly scheduled and special meetings. All of the directors in office during 2016 attended at least 75% of the meetings of the Board and all committees of the Board on which they served during 2016. It is the Company’s policy, as stated in the Company’s Governance Guidelines (the “Guidelines”), that each director is expected to attend the annual meeting of stockholders. All of the directors then in office attended the Company’s previous annual meeting of stockholders held on May 13, 2016.

Director Independence

It is the Company’s policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the SEC. The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Guidelines specifically define what is deemed to be a material relationship between the Company and an independent director. The following are the relationships that the Board considers in making its independence determination:

(i)	whether the director or any of his or her immediate family members is or was within the past five years an officer of the Company;

(ii)	whether the director is or was within the past five years an employee of the Company;

(iii)
whether the director or any of his or her immediate family members is or was during the past five years affiliated with, or employed by, any past or present auditor of the Company (or an affiliate thereof);

(iv)
whether the director or any of his or her immediate family members is or was within the past five years part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of a company that concurrently employs or employed the director or any of his or her immediate family members;

(v)
whether the director is an executive officer, a partner, member, of counsel or beneficial owner of more than ten percent (10%) of the equity interest of a customer of, or a supplier of goods or services (including without limitation any investment banking firm or law firm) to, the Company where the amount involved in any of the last three fiscal years exceeds certain thresholds;

(vi)
whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company to which the Company was indebted at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of five percent (5%) of the Company’s total consolidated assets at the end of such fiscal year;

(vii)	whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company which was indebted to the Company;

(viii)
whether the director or any of his or her immediate family members was indebted to the Company, other than in the ordinary course of business of the Company and the business of the director or the member of his or her immediate family, as applicable, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of $100,000 at the end of such fiscal year;

(ix)
whether the director is affiliated with a tax exempt entity that within the preceding three years received the greater of (x) $1 million or (y) two percent (2%) of its consolidated gross revenues from the Company (based on the tax exempt entity’s most recently completed fiscal year);

(x)
whether the director or any of his or her immediate family members is during the current fiscal year or was during the most recently completed fiscal year a party to a transaction or series of similar transactions with the Company or its subsidiaries (excluding director fees, stock options and other director compensation), other than on arm’s-length terms where the amount involved is not material to either party;

(xi)
whether the director or any of his or her immediate family members received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years; and

(xii)
whether the director has any other relationships with the Company or the members of management of the Company that the Board has determined to be material and which are not described in (i) through (xi) above.

After consideration of all applicable matters, the Board determined, based on the above criteria, that none of the directors has a material relationship with the Company other than as a director or as a stockholder except for Mr. Garrison, who is not an independent director. The Board considered that Mr. Sachs was a member of Ares which in the ordinary course of business held a small amount of the Company’s debt. It was noted that the amount of debt was less than 1% of the Company’s total consolidated assets, approximately 2% of the Company’s debt as of December 31, 2016 and less than 0.1% of the committed capital managed by Ares. The Board also considered that Dr. Klinkner was Chairman of the Supervisory Board of DMG, a company that the Company has conducted business with in the past. It was noted that the dollar value of transactions between the Company and DMG was less than 0.1% of the Company’s 2016 net sales. Accordingly, the Board has determined that all of the nominees for director are independent directors except for Mr. Garrison, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company.

Director Compensation

Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See “Director Compensation” for a detailed description of director compensation, including the Company’s Common Stock ownership objective for outside directors.

Board Leadership Structure

The Board recognizes that no single leadership structure is right for all companies at all times, and accordingly the Board periodically reviews its leadership structure. The Company had a combined Chairman and Chief Executive Officer position for approximately 20 years and the Board believed that structure was appropriate based on the Company’s Chief Executive Officer’s long tenure with the Company and his familiarity with the Company’s business and industry. The Company separated the Chairman and Chief Executive Officer positions following the retirement of Ronald DeFeo in 2015. As Mr. Garrison is new to the Company, the Board believes it is desirable to have Mr. Garrison focused on the management and operation of the Company’s business without the additional responsibilities of Chairman. Upon the retirement of Mr. DeFeo, Mr. Sachs was elected by the Board as Non-Executive Chairman allowing the Board to benefit from Mr. Sachs’ prior experience as the Company’s Lead Director. However, as the Board periodically reviews its leadership structure, it is possible that the positions could be combined in the future as Mr. Garrison gains seniority in the role as Chief Executive Officer of the Company.

Risk Oversight

Management is responsible for identification of key risks and for development and implementation of processes for the mitigation and monitoring of risks. Management provides a comprehensive enterprise risk management assessment to the Board annually that describes the most significant risks facing the Company, measures the relative magnitude of the risks, identifies the risk owners for each major risk and describes the improvement or monitoring plans surrounding each major risk. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through direct presentations and committee reports about such risks. The Audit Committee oversees management of financial risks, financial controls, internal audit and potential conflicts of interest and receives regular internal audit and compliance risk updates from the Company’s Vice President, Audit Services as well as the Company’s Chief Ethics and Compliance Officer. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s human resources and executive compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board of Directors as well as environmental, health and safety matters and receives regular updates from the Company’s Chief Ethics and Compliance Officer on compliance risks.

The Board also reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each, on a regular basis. In addition, management engages in an in-depth review and dialogue with the Board with respect to the most significant risks facing the Company on a rotating basis throughout the year.

Corporate Governance Principles

The Board and the Governance and Nominating Committee annually review the Company’s corporate governance policies and practices and the Guidelines. The Board believes that the Guidelines effectively assist the Board in the exercise of its duties and responsibilities and serve the best interests of the Company. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing stockholder value over the long term. The Board and the Governance and Nominating Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the Guidelines is available in print, without charge, to any stockholder who requests these materials from the Company.

The Board believes that periodic assessment of director performance is an important governance principle. On an annual basis, directors conduct a survey and rate the performance of the Board and its committees. In addition, on a periodic basis, individual director evaluations are conducted by the Lead Director/Non-Executive Chairman.

Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board and committee meetings at the discretion of the Board or committee, as applicable. It is the policy of the Board that non-management directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

If you wish to communicate with the non-management directors of the Board, you may correspond by filing a report through Ethicspoint, 24 hours a day, 7 days a week, via the Internet at www.ethicspoint.com or by calling, toll free, (877) 584-8488 or 1-877-ETHICSP. Reports should be submitted under the category “Director Communications.” Ethicspoint is an independent third-party provider retained by the Company to offer a comprehensive, confidential and, upon request, anonymous reporting system for receiving communications, complaints and grievances. All communications received by Ethicspoint are relayed to the Board.

Board Committees

The Board has an Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee Meetings and Responsibilities

The Audit Committee of the Board consists of Messrs. Hansen (chairperson), DeFosset, Klinkner, Shaffer and Wang and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE and under the Exchange Act. The Audit Committee met ten times during 2016.

Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise.

The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate or has accounting or financial management expertise: Mr. Hansen through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive of a large multinational company; Mr. DeFosset through his business experience as a corporate executive, his involvement in preparing financial statements at various public companies and particularly his experience as a Chief Executive Officer of a public company; Dr. Klinkner through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive of a large multinational company; Mr. Shaffer through his extensive experience and involvement in preparing financial statements as the Chief Financial Officer of a large public company; Mr. Wang through his business experience as a corporate executive; and Ms. Cholmondeley through her education, training and experience as a former certified public accountant and her involvement in preparing financial statements as the Chief Financial Officer of a large insurance company. The Board has determined that each of Messrs. Hansen, DeFosset, Klinkner and Shaffer and Ms. Cholmondeley is an “audit committee financial expert,” as such term is defined under the regulations of the SEC.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company’s independent registered public accounting firm and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent registered public accounting firm and reports the results of such audit to the Board. The Audit Committee reviews the Company’s annual financial statements and all material financial reports provided to the stockholders and reviews the Company’s internal auditing, accounting and financial controls.

As stated in the Audit Committee Charter, the Audit Committee also reviews related party transactions and any other matters pertaining to potential conflicts of interest or adherence to the Company’s standards of business conduct. Related party transactions must be approved by the Audit Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related party transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

The Audit Committee is also responsible for appointing, setting compensation for, and overseeing the work of, the Company’s independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. On a periodic basis, the Chief Financial Officer of the Company provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services that have been pre-approved. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis.

The Audit Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Audit Committee.

See “Audit Committee Report” for a discussion of the Audit Committee’s review of the audited financial statements of the Company for the Company’s fiscal year ended December 31, 2016.

Compensation Committee Meetings and Responsibilities

The Compensation Committee of the Board consists of Messrs. Shaffer (chairperson), Klinkner, Wang and Wine, each of whom is independent as defined in the listing standards of the NYSE. Each member of the Compensation Committee must have a basic understanding of the components of executive compensation and the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company’s objectives. The Compensation Committee met eight times during 2016.

The Compensation Committee assists the Board in its responsibilities regarding compensation of the Company’s senior executives and outside directors, including overall responsibility for approving, evaluating and modifying the Company’s plans, policies and programs for compensation of key management personnel. The Compensation Committee establishes compensation arrangements for executive officers and for certain other key management personnel.

The Compensation Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the Compensation Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Compensation Committee. The charter does not provide for any delegation of the Compensation Committee’s duties.

See “Compensation Discussion and Analysis” for a description of the Company’s executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company’s executive officers was determined.

Compensation Risk Assessment
The Company conducted a risk assessment of its compensation policies and practices for its employees, including those related to its executive compensation programs. The findings of the risk assessment were discussed with the Compensation Committee. Based upon the assessment, the Company believes that its compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee served as one of the Company’s officers or employees during 2016 or was formerly an officer of the Company. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board or Compensation Committee during 2016. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee during 2016.
Governance and Nominating Committee Meetings and Responsibilities
The Governance and Nominating Committee of the Board consists of Messrs. DeFosset (chairperson), Hansen and Wine and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE. The Governance and Nominating Committee met seven times during 2016.

The Governance and Nominating Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance. The Governance and Nominating Committee is also responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation. The Governance and Nominating Committee, as well as the Board as a whole, does a self-assessment of its performance annually, including with respect to the nomination process.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee applies the criteria set forth in the Guidelines and gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating director nominees, such as race, gender, age, national origin, work experience and tenure with the Board. These criteria include the candidate’s independence, integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board includes considering whether the candidate: (i) is a senior operating executive in a company engaged in the capital and industrial goods industries; (ii) has significant executive management experience for multinational business operations; (iii) has extensive knowledge and experience in financial services and capital markets; (iv) has substantial knowledge of the Company and its business; and (v) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. The Board does not have a formal policy regarding director diversity, but considers how the differences in its directors’ backgrounds broaden its business perspective. All candidates for director are reviewed in the same manner, regardless of the source of the recommendation. For details on how stockholders may submit nominations for directors, see “Other Matters.”

The Governance and Nominating Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the Governance and Nominating Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Governance and Nominating Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each director nominee, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2017 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2017, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)	PERCENT OF CLASS

The Vanguard Group	7,976,581 (3)	7.5%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	7,933,507 (4)	7.5%
55 East 52nd Street
New York, NY 10055

Morgan Stanley	6,989,148 (5)	6.6%
1585 Broadway
New York, NY 10036

Pzena Investment Management, LLC	5,897,228 (6)	5.6%
320 Park Avenue, 8th Floor
New York, NY 10022

Marcato Capital Management LP	5,517,382 (7)	5.2%
Four Embarcadero Center, Suite 2100
San Francisco, CA 94111

Dimensional Fund Advisors LP	5,500,932 (8)	5.2%
6300 Bee Cave Road, Building One
Austin, TX 78746

Paula H. J. Cholmondeley	46,607	*

Donald DeFosset	126,051 (9)	*

John L. Garrison	390,916	*

Thomas J. Hansen	34,314	*

Raimund Klinker	21,672	*

David A. Sachs	445,472 (10)	*

Oren G. Shaffer	65,123	*

David C. Wang	53,010	*

Scott W. Wine	71,338	*

Kevin P. Bradley	194,479	*

Eric I Cohen	203,803	*

Stoyan (Steve) Filipov	141,480	*

Matthew Fearon	114,742	*

Ken Lousberg	84,323	*

All directors and executive officers	2,694,585 (11)	2.5%
as a group (19 persons)
________________________________

*    Amount owned does not exceed one percent (1%) of the class so owned.

(1)	Unless indicated otherwise, each person’s principal address is c/o Terex Corporation, 200 Nyala Farm Road, Westport, CT 06880.

(2)
Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 1, 2017, no executive officer or director had a debit balance in such accounts.

(3)
The Vanguard Group (“Vanguard”) filed a Schedule 13G, dated February 9, 2017, disclosing the beneficial ownership of 7,976,581 shares of Common Stock. This includes Vanguard having sole voting power over 63,129 shares of Common Stock, shared voting power over 12,298 shares of Common Stock, sole dispositive power over 7,906,720 shares of Common Stock and shared dispositive power over 69,861 shares of Common Stock.

(4)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G, dated January 26, 2017, disclosing the beneficial ownership of 7,933,507 shares of Common Stock. This includes BlackRock having sole voting power over 7,527,519 shares of Common Stock and sole dispositive power over 7,933,507 shares of Common Stock.

(5)
Morgan Stanley (“MS”) filed a Schedule 13G, dated February 13, 2017, disclosing the beneficial ownership of 6,989,148 shares of Common Stock. This includes MS having sole voting power over 6,326,721 shares of Common Stock, shared voting power over 627,712 shares of Common Stock and shared dispositive power over 6,989,148 shares of Common Stock.

(6)
Pzena Investment Management, LLC ("Pzena") filed a Schedule 13G, dated February 3, 2017, disclosing the aggregate beneficial ownership of 5,897,288 shares of Common Stock. This includes Pzena having sole voting power over 2,752,157 shares of Common Stock and sole dispositive power over 5,897,288 shares of Common Stock.

(7)
Marcato Capital Management LP, Marcato International Master Fund, Ltd. and Richard T. McGuire III (collectively "Marcato") filed a Schedule 13D, dated February 3, 2017, disclosing the aggregate beneficial ownership of 5,517,382 shares of Common Stock. This includes Marcato having shared voting power over 5,517,382 shares of Common Stock and shared dispositive power over 5,517,382 shares of Common Stock.

(8)
Dimensional Fund Advisors LP ("Dimensional") filed a Schedule 13G, dated February 9, 2017, disclosing the aggregate beneficial ownership of 5,500,932 shares of Common Stock. This includes Dimensional having sole voting power over 5,379,272 shares of Common Stock and sole dispositive power over 5,500,932 shares of Common Stock.

(9)	Includes 2,587 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10)	Includes 10,300 shares of Common Stock owned by Mr. Sachs’ wife. Mr. Sachs disclaims the beneficial ownership of such shares. Includes 20,000 shares of Common Stock owned by a family trust.

(11)	Includes 2,587 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

EXECUTIVE OFFICERS

The following table sets forth, as of March 25, 2017, the respective names and ages of the Company’s executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his or her successor is duly elected and qualified.

NAME	AGE	POSITIONS AND OFFICES WITH COMPANY
John L. Garrison, Jr.	56	President, Chief Executive Officer and Director
John D. Sheehan	56	Senior Vice President and Chief Financial Officer
Eric I Cohen	58	Senior Vice President, Secretary and General Counsel
Brian J. Henry	58	Senior Vice President, Business Development and Investor Relations
Kevin A. Barr	57	Senior Vice President, Human Resources
Matthew Fearon	55	President, Terex Aerial Work Platforms
Stoyan (Steve) Filipov	48	President, Terex Cranes
Kieran Hegarty	50	President, Terex Materials Processing
Scott Hensel	44	President, Terex Services, Parts and Customer Solutions

For information regarding Mr. Garrison, refer to the section above titled “Election of Directors.”

John D. Sheehan became Senior Vice President and Chief Financial Officer on February 27, 2017. Prior to joining the Company, Mr. Sheehan most recently served as Executive Vice President and Chief Financial Officer of Mylan, Inc., a global pharmaceutical company, from 2010 through April 1, 2016. Prior to joining Mylan, Mr. Sheehan worked in a variety of financial positions at Delphi Corporation, a global supplier to the auto industry. During his last two years at Delphi he served as Chief Financial Officer. Additionally, Mr. Sheehan’s experience includes 20 years with KPMG LLP where he was an Audit Engagement Partner, including an assignment in Germany.

Eric I Cohen became Senior Vice President, Secretary and General Counsel of the Company on January 1, 1998. Prior to joining the Company, Mr. Cohen was a partner with the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP (which firm has since merged with Bryan Cave LLP) since January 1992 and was an associate attorney with that firm from 1983 to 1992.

Brian J. Henry was appointed Senior Vice President, Finance and Business Development on October 18, 2002. Mr. Henry also became responsible for investor relations in August 2016. Mr. Henry previously held the positions of Vice President, Finance and Business Development, Vice President-Finance and Treasurer, and Vice President-Corporate Development and Acquisitions. Mr. Henry also served as the Company’s Director of Investor Relations. Mr. Henry has been employed by the Company since 1993. From 1990 to 1993, Mr. Henry was employed by KCS Industries, L.P. and its predecessor, KCS Industries, Inc., an entity that until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

Kevin A. Barr became the Chief Human Resources Officer for the Company on September 25, 2000 and has held the title Senior Vice President, Human Resources of the Company since January 3, 2006. Prior to joining the Company, Mr. Barr served as the Chief Human Resources Officer at DBT Online since 1998. From 1995 to 1998, Mr. Barr was at Nabisco, Inc. as Vice President-Human Resources, Asia/Pacific. Prior to that, Mr. Barr served as Vice President-Human Resources, Asia/Pacific and Latin America with Dun and Bradstreet Corporation from 1990 to 1995, and in various human resources executive positions at Chase Manhattan Bank, N.A. from 1981 to 1990.

Matthew Fearon was named President, Terex Aerial Work Platforms (AWP) on January 14, 2013. Mr. Fearon also has responsibility for the Company's operations in Latin America and China. Previously, Mr. Fearon had been serving as Vice President and General Manager of the AWP Americas business since October 2010. Prior to that, Mr. Fearon was Managing Director of AWP Europe since March 2007. Mr. Fearon joined Genie Industries, Inc. in 1995, which was acquired by Terex in 2002 and Mr. Fearon has held a number of operating positions of increasing responsibility since 1995.

Stoyan (Steve) Filipov was named President, Terex Cranes on October 25, 2016 and was President, Terex Material Handling & Port Solutions from January 14, 2013 until the sale of the Material Handling & Port Solutions business to Konecranes Plc on January 4, 2017. Previously, Mr. Filipov had been serving as President, Developing Markets and Strategic Accounts since January 16, 2008. Prior to that, Mr. Filipov had been serving as President, Terex Cranes since January 1, 2004. At that time, Mr. Filipov had been serving as President of the international operations for Terex Cranes since July 1, 2002. Prior to that, Mr. Filipov held various other positions with a number of the Company’s international businesses. Mr. Filipov started with the Company on September 1, 1995 as Export Manager for one of the Company’s crane operations in France.

Kieran Hegarty was named President, Terex Materials Processing in March 2010. Prior to that, Mr. Hegarty had been serving as Vice President, Terex Materials Processing since January 2006. Previously, he held various general management positions within the Powerscreen group of companies since 1992.

Scott Hensel was named President, Terex Services, Parts and Customer Solutions in May 2016. Mr. Hensel joined Terex in March 2014 as Vice President and General Manager, Terex Services North America. In August 2015, he was named Vice President and Managing Director, Terex Utilities and Services. Prior to joining Terex, Mr. Hensel was a Partner with McKinsey & Company, a leading global management consulting firm. During his 14 years at McKinsey, he led many large-scale programs with leading industrial companies, spanning growth strategy, mergers and acquisitions, sales and pricing execution, and operations and profitability improvement.

Code of Ethics and Conduct

The Company has adopted a code of ethics and conduct that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, among others. This code of ethics and conduct is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics and conduct when it considers appropriate. A copy of the current code of ethics and conduct is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the code of ethics and conduct is available in print, without charge, to any stockholder who requests this material from the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board (the “Committee”) continually reviews the compensation programs for the Company’s executive officers, including the Named Executive Officers (as defined in the Executive Compensation section below), to ensure they achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices. The Company’s executive compensation programs are based on the following core principles:

•	be competitive with peers to effectively attract and retain talented executives;

•	achieve a balance between short-term and long-term compensation;

•	align executive pay with Company and stockholder performance;

•	foster an ownership culture through the use of equity awards in order to align the interests of executives and stockholders; and

•	address the volatility and cyclicality of the Company’s business and industry.

The Company’s results in 2016 and actions taken by the Committee since January 1, 2016 demonstrate the Committee’s commitment to paying for performance and illustrate how the executive compensation program responds to business challenges and the marketplace. Key highlights include the following:

✓	The Company’s total stockholder return in 2016 was approximately 59% (ranked at the 88th percentile in the Benchmark Companies (as defined below).

✓	Strong correlation between the Company’s total stockholder return and the total realized compensation of the Company’s CEO during the last three fiscal years.

* Total Realized Compensation represents: Total compensation, as determined under applicable SEC rules, minus (1) the aggregate grant date fair value of performance-based restricted stock awards that have either been forfeited or whose performance has not yet been achieved and (2) the year-over-year change in pension value and nonqualified deferred compensation earnings, plus (3) the grant date fair value of the performance-based restricted stock awards earned (included in the year earned) and (4) the earnings of options exercised in the year exercised. The Committee believes it is important to compare the Company’s performance with the CEO’s total realized compensation because the total compensation amount included in the Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized. CEO total realized compensation utilizes compensation information for Ronald M. DeFeo for 2013, 2014 and 2015 and for John L. Garrison for 2016.

** Total Stockholder Return represents the change in market value of $100 invested in Terex stock for the period commencing December 31, 2013 through December 31, 2016.

✓
As the Company’s 2016 overall operating results were below the Committee’s expectations the annual incentive payouts to the Named Executive Officers for 2016 were approximately 36% of target. This was the fourth year in a row that annual incentive payouts to the Named Executive Officers were less than 100% of target highlighting the Committee’s commitment to establishing rigorous goals and paying for performance.

✓	The compensation granted in 2016 to the Named Executive Officers was predominantly performance-based and/or linked to the Company’s equity performance.

✓	The strong performance orientation of the executive compensation program and the rigor of the performance goals set by the Committee has resulted in the forfeiture of previously granted equity awards:

✓
Approximately $1.8 million in stock awards granted in 2013, 2014 and 2015 were forfeited in 2016 by the Company’s former CEO and approximately $2.7 million in stock awards granted in 2013, 2014 and 2015 were forfeited in 2016 by the other Named Executive Officers as a result of the Company’s failure to achieve performance targets set by the Committee.

✓
Approximately $4.6 million in stock awards granted in 2010 and 2014 were forfeited in 2017 by the Company’s former CEO and approximately $1.2 million in stock awards granted in 2010, 2014 and 2015 were forfeited in 2017 by the other Named Executive Officers as a result of the Company’s failure to achieve performance targets set by the Committee.

✓
Since the beginning of 2011, the former CEO of the Company has forfeited a total of $15.9 million in stock awards as a result of the Company’s failure to achieve performance targets set by the Committee.

✓
Prior to 2017, the Company’s equity awards would automatically vest upon a change in control of the Company (known as a single trigger). Beginning in 2017, in certain circumstances, the Committee determined that the Company’s equity awards would require both a change in control and a termination of employment without cause for the equity award to vest (known as a double trigger).

✓
The Committee Chairman conducted discussions with four of the Company’s largest stockholders (accounting for approximately 11% of the Company’s outstanding shares) in the first quarter of 2017 to discuss the Company’s executive compensation program as part of its shareholder outreach program.

✓
Additionally, all of the Company’s stockholders were given the opportunity to participate in a virtual stockholder forum on compensation matters prior to last year’s annual meeting of stockholders and will be given that opportunity again this year before the Meeting to ask questions of the Committee’s chairperson and provide feedback on the Company’s executive compensation program.

Executive Compensation Program
The Committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation tally sheets and compensation data of peer companies, when making decisions regarding target compensation opportunities and the delivery of awards to the Company’s executives, including the Named Executive Officers.

The Committee has the sole authority to hire and dismiss the outside compensation consultants to the Committee. For 2016, the Committee retained Pay Governance LLC (“Pay Governance”), an independent, outside consultant, to support it in determining the compensation of the Company’s executive officers. Pay Governance was not given a narrow list of instructions, but rather was engaged to provide the Committee with any and all information and advice that might assist the Committee in performing its duties and analyzing executive pay packages. In accordance with the Guidelines, the Committee’s compensation consultant did not provide the Company with any other services.

Pay Governance performed a comprehensive analysis of the compensation practices of the Benchmark Companies (as defined below) and provided the Committee with compensation data, including updates regarding trends in executive compensation that the Committee utilized in making its decisions. The comprehensive analysis performed by Pay Governance indicated that the Committee’s mix of target total compensation is in line with typical market practice. In addition, the target total cash, target long-term incentives and target total compensation provided to the Company’s executives, in the aggregate, were within the range of competitive market practice.

Compensation Objectives and Principles: The objectives of the Company’s executive compensation program are to: (i) attract and retain executives with the skills critical to the long-term success of the Company; (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (iii) link a significant portion of compensation to achieving performance goals and appreciation in the total stockholder return of the Company, so as to align the interests of the executives with those of the stockholders.

The Committee believes that its objectives of pay for performance and retention should be balanced and appropriately competitive with the Company’s peers and competitors, so that successful, high-achieving executives will remain motivated and committed to the Company during all phases of the business cycle. The Committee also believes that generally more than half of an executive’s total compensation opportunity should be aligned with the performance of the Company. As executives progress to higher levels in the Company, an increasing proportion of their pay is linked to Company performance and stockholder returns, because in these roles the executives have a greater ability to affect the Company’s results. Annual and long-term incentive compensation opportunities should provide the appropriate focus on short- and long-term individual and corporate strategic business results. Long-term stock-based compensation opportunities should represent a larger proportion of total compensation for Named Executive Officers than short-term cash-based opportunities. Difficult but achievable annual objectives should be compatible with sustainable long-term performance. The allocation in compensation between current and long-term compensation is based on employment market conditions with an emphasis on attraction and retention, as well as attempting to motivate executive officers to achieve excellent results.
Stockholder engagement: Engagement with its stockholders is a key component of the Company’s corporate governance and the Committee believes stockholder engagement is of vital importance in the area of executive compensation as well. The Committee seeks and is open to input from its stockholders regarding the Company’s executive compensation program.

The Committee also believes it is important for all stockholders to have the ability to voice their comments or concerns on the Company’s executive compensation practices. Accordingly, in 2016 the Company again held a stockholder forum (live and via the Internet) on compensation matters prior to last year’s annual meeting of stockholders giving all stockholders the ability to ask questions of the Committee’s chairperson and provide feedback on the Company’s executive compensation program. The Committee plans to hold a similar forum in conjunction with the Meeting, which will be held this year prior to the Meeting in a further effort to engage with its stockholders on compensation matters. See page 1 of this Proxy Statement for more information on the Compensation Forum.
The Committee took note of the continued strong stockholder support in recent years reflected in the advisory vote on the compensation of the Company’s Named Executive Officers (approximately 97% or more voted in favor in each of the last three years). However, the Committee still believed it was important to continue to engage with stockholders on compensation matters. Consequently, the Committee Chairman met with four of the Company’s largest stockholders (accounting for approximately 11% of the Company’s outstanding shares) in the first quarter of 2017 to discuss the Company’s executive compensation program. Based on these discussions, the Company learned that its stockholders continue to generally approve of the Company’s overall executive compensation program and generally understand the performance oriented nature of the Company’s executive compensation program. The stockholders were very appreciative of the Company’s outreach and also offered comments and suggestions about some of the elements of and performance metrics used in the Company’s executive compensation program. The Committee has taken this feedback into consideration in its ongoing efforts to improve the Company’s executive compensation program and the quality of its compensation disclosures.

Executive Compensation Practices

Peer Group: The Committee designs the Company’s total compensation program to be motivational and competitive with the programs of other corporations. The corporations included in the Company’s peer group have been selected based on criteria such as:

•	having comparable revenues, assets and market capitalization as the Company;

•	being from a similar industry with which the Company competes for executives; and

•	being a manufacturing corporation that may not be in the same industry as the Company but that provides similar returns to their stockholders (collectively, the “Benchmark Companies”).

In keeping with current best practices, an annual review of the Company’s peer group was conducted and the Committee analyzed the composition of the Benchmark Companies. The Committee did not make any changes to its peer group in 2016 other than removing Pall Corporation, which had been acquired by Danaher Corporation. In conducting its annual review in the first quarter of 2017, the Committee determined that six of the Benchmark Companies had revenues that were meaningfully above two and a half times the Company’s revenue, one of the Benchmark Companies had revenue that was meaningfully below one-half of the Company’s revenue and two of the Benchmark Companies were acquired in 2016/2017. As a result of this analysis and other analytics conducted by the Committee’s consultant and based on the Committee’s overall assessment of the Benchmark Companies, the Committee decided to remove Cameron International Corporation, Cummins Inc., FMC Technologies, Inc., Illinois Tool Works Inc., Ingersoll-Rand Plc, Paccar Inc., Parker-Hannifin Corporation, SPX Corporation and Textron Inc. These companies were replaced with Dana Incorporated and Westinghouse Air Brake Technologies Corporation. The companies currently comprising the Benchmark Companies are:

Peer Group
AGCO Corporation Carlisle Companies Inc. Crane Company Dana Incorporated Dover Corporation	Flowserve Corporation Hubbell Inc. Joy Global Inc. Lennox International Inc. Meritor Inc.	Navistar International Corporation Oshkosh Corporation Pentair Ltd. Rockwell Automation, Inc.	Roper Technologies Inc. The Manitowoc Company, Inc. Timken Company Trinity Industries Inc. Westinghouse Air Brake Technologies Corporation

Compensation Recoupment Policy: The Board and Committee included a “clawback” provision in the Terex Corporation Amended and Restated 2009 Omnibus Incentive Plan (the “Omnibus Plan”) that allows the Company to recover all or a portion of any incentive award granted or paid to an executive in the event the award is affected by a restatement of the Company’s financial results caused by errors, omissions or fraud. This policy is in addition to the requirements of Sarbanes-Oxley.

Stock Ownership Guidelines: The Company has stock ownership guidelines to encourage acquisition and retention of the Company’s common stock and to foster an ownership culture, thereby aligning the executives’ interests with the long-term interests of the Company’s stockholders. These ownership guidelines are based on a multiple of each executive’s base salary. Shares that count toward meeting the ownership guideline include shares held outright by the executive, unvested time-based restricted stock or stock units, unvested performance-based stock where performance has been achieved and any shares acquired through a Company benefit plan. Unearned performance-based shares/units are not counted toward meeting the ownership guideline. The following table shows the Named Executive Officers’ ownership levels and their achievement of the relevant target levels as of December 31, 2016:

Named Executive Officer (1)	Total Stock Ownership ($)	Annual Salary ($)	Total Stock Ownership versus Annual Salary (#)	Target Ownership Level Guideline (# times base salary)
John L. Garrison	$6.7 million	$900,000	7.5 times	6.0 times
Kevin P. Bradley	$3.4 million	$579,600	5.9 times	3.0 times
Steve Filipov	$2.7 million	$580,253	4.6 times	2.5 times
Eric I Cohen	$4.5 million	$568,283	8.0 times	2.0 times
Matthew Fearon	$2.2 million	$510,000	4.3 times	2.5 times
__________________________
(1) Excluding Mr. Lousberg who ceased to be an executive officer of the Company as of October 25, 2016.

Internal Pay Equity: As is the case with many companies, the Company relied in 2016 more heavily on the management and leadership skills of its CEO than its other Named Executive Officers. The Company relies on the management and leadership skills of its other Named Executive Officers, but not to the same extent that it relies on its CEO. As a result, its CEO received a significantly greater amount of compensation than the other Named Executive Officers.

Deductibility of Executive Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million a year the deduction that a publicly held corporation may take for compensation paid to its chief executive officer and the three other most highly compensated employees other than the chief financial officer, unless the compensation is “performance-based.” Performance-based compensation must be based on the achievement of pre-established, objective performance goals under a plan approved by stockholders.

In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Omnibus Plan was submitted to and previously approved by the Company’s stockholders, so that amounts earned thereunder by certain employees are intended to qualify as performance-based. Although the Committee attempts to establish and maintain compensation programs that optimize the tax deductibility of compensation, the Committee retains discretion to authorize payment of compensation that may not be fully tax deductible when it believes such payouts would be in the best interest of the Company.

Executive Compensation Components

The executive compensation program has three principal components: short-term compensation (base salary and annual incentive), long-term incentive compensation and post-employment compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive.

Base Salary: Base salary is determined by evaluating the responsibilities of the position held, the individual’s past experience in his/her current position, current performance, future potential and the competitive marketplace for executive talent. The Company’s objective is to provide its executive officers with competitive base salaries that are, on average, at the median of the Benchmark Companies. Base salaries are reviewed annually to ensure that strong performance is reflected in any increase in an executive’s base salary level. The Committee approved the following annual base salary levels for the Named Executive Officers in 2016.

Named Executive Officer	Base Salary Effective April 1, 2016	Prior Base Salary
John L. Garrison	$900,000	$900,000
Kevin P. Bradley	$579,600	$579,600
Steve Filipov	$580,253	$568,875
Eric I Cohen	$568,283	$551,731
Matthew Fearon	$510,000	$510,000
Ken Lousberg	$500,000	$500,000

The Committee believed the base salary increases to Messrs. Filipov and Cohen of 2.0% and 3.0%, respectively, were appropriate as these increases were within the range of base salary increases provided by the Benchmark Companies. Mr. Garrison did not receive a base salary increase as his employment with the Company began in November 2015. Messrs. Fearon and Lousberg did not receive base salary increases in 2016 as they had received base salary increases in August 2015 in connection with increases in responsibility. Mr. Bradley did not receive a salary increase in 2016.

The Committee believes that the base salary ranges in 2016 for the Company’s Named Executive Officers were, in the aggregate, slightly below the 50th percentile of the Benchmark Companies. In part, this is a reflection of the short tenure in their position by a number of the Company’s Named Executive Officers, particularly Mr. Garrison. Mr. Garrison’s approximately 1 year tenure as CEO of the Company is below the average tenure of a CEO and is a principal reason for Mr. Garrison’s base salary being below the 50th percentile of the Benchmark Companies.

Annual Incentive Program: In addition to base salary, each executive officer is eligible for an annual incentive award under the Omnibus Plan, which was adopted by the Board and approved by the stockholders of Terex in 2009 and 2013. The Committee’s objective is to provide the Company’s executive officers with a competitive annual incentive opportunity that is at the median of annual incentive target percentage ranges for the Benchmark Companies. The goal of the management annual incentive program is to provide annual incentive opportunity and reward executives when their actions drive the overall performance of the Company. While there is downside risk to the executive in having a performance component that can result in no award, there is also an upside opportunity if the Company and the individual both perform well. This meets the Committee’s objective that superior performance that adds value to the Company should be rewarded and performance that does not meet expectations should have adverse consequences. The Committee, in its sole discretion, may decrease or eliminate the payment of an annual incentive award to any Covered Employee (as defined in Section 162(m) of the Code) under certain extraordinary events in accordance with the annual incentive program.

Annual incentive payouts are based upon the Company’s performance and the executive’s individual performance, both measured against previously determined targets. The individual targets include both financial and non-financial metrics, and contain individual and Company performance measures. Mr. Garrison’s annual incentive target for 2016 was 120% of his base salary. The annual incentive targets of the other executive officers generally range from 60% - 75% of their base salary.

The Committee believes that annual incentive target percentage ranges for the Company’s executive officers approximate the 50th percentile of annual incentive target percentage ranges for the Benchmark Companies. As the Company’s performance was below the expectations of the Committee entering 2016, annual incentive payouts, in the aggregate, were approximately 36% of the target annual incentive amounts. Due to the Company’s financial performance in 2016, the actual 2016 annual incentive payouts for each of the Named Executive Officers were generally below the annual incentive target percentage ranges for the Benchmark Companies. The Committee believes this is consistent with its philosophy of paying for superior performance.

In 2016, 80% of the annual incentive target for each of the Named Executive Officers was based upon financial targets determined at the overall Terex level and the other 20% was based on individual performance metrics. For 2016, as in prior periods, the Committee determined that no annual incentives would be paid if the Company did not have positive net income in 2016, on an adjusted basis, so that an executive would not have received any annual incentive for achievement of individual performance targets in 2016 even if he exceeded his individual performance targets.

Named Executive Officer (Other than CEO) Annual Incentive Targets:

Quantitative Targets: With the assistance of its compensation consultant, the Committee determined that the financial metrics used in the annual incentive program would be different than in previous years. In 2015, earnings per share (“EPS”) was the sole financial metric used. If the Company merged with Konecranes Plc (“Konecranes”) during 2016, as was expected at the beginning of 2016, EPS would have been a very difficult metric to measure after the merger. As a result, the Committee wanted to utilize metrics that could be more easily measured for the full year 2016 assuming the merger with Konecranes would take place during 2016. It was determined that net working capital (“NWC”) as a percentage of net sales and operating earnings of the Company would be the two financial metrics for the 2016 annual incentive program.

NWC as a percentage of net sales was chosen as the Company was attempting to drive cash generation and behavior and process changes. NWC is accounts receivable plus inventory, less accounts payable and customer advances. NWC as a percentage of net sales is measured as the average of the 12 month end net working capital balances for the year, divided by the full year net sales. Using the average monthly NWC balance means the NWC balance at the end of every month was considered important in the final calculation to reward consistent high performance. This metric accounted for 60% of the quantitative portion of the annual incentive program.

It was also important to the Committee that the Company focus on earnings, which is why 40% of the quantitative portion of the annual incentive program was based on operating earnings. Operating earnings is calculated as net sales less cost of sales, less selling and general administrative expenses and excluding certain unusual and non-recurring items.

For 2016, the targeted NWC as a percentage of net sales was 25.8% and the targeted operating earnings was $336 million, which were both based upon the 2016 operating plan of the Company, approved by the Board in early 2016. The following tables indicate the correlation between the Company’s NWC as a percentage of net sales, the Company’s operating earnings performance and the payout percentage of the quantitative portion of the annual incentive target:

60%		40%
NWC % of Sale Achievement*	NWC Payout Matrix % **	Operating Earnings Achievement ($ millions)	Operating Earnings Payout Matrix%**
26.6% or more	0%	Less than $235	0%
26.20%	50%	$235	25%
25.80%	100%	$269	50%
24.80%	133%	$302	75%
23.80%	167%	$336	100%
22.8% or less	200%	$369	150%
		$403 or more	200%

* 12-month average NWC divided by 2016 net sales.
** Results between the thresholds will be interpolated.

Qualitative Targets: Individual performance for each of the executive officers can include all or any combination of segment performance, business unit performance, personal goals, as well as other financial and non-financial measurements and milestones. The CEO is responsible for determining individual performance measurements for each of his direct reports. The individual performance calculation for the executive officers, other than the CEO, is done on a holistic basis in evaluating the achievement of such goals rather than based upon a rigid formula. The difficulty in achieving the targeted goals depends on a variety of factors, some of which are in the executive’s control and some of which are not. These targets are established annually based on the Company’s operating plan for the coming year and in conjunction with the executive’s annual review by the CEO. If the Company achieves its operating plan objectives for the year, the Committee believes the goals are attainable. Unlike the quantitative targets, the maximum payout percentage for qualitative targets is 100%, although the CEO and the Committee retain discretion to pay up to 120% on a case by case basis for extraordinary performance. This is done in an effort to increase the alignment of the executives’ interests and the Company’s stockholders.

The Company’s NWC as a percentage of net sales for 2016, calculated in accordance with the Company’s annual incentive plan, was 27.9%. Although the Company’s NWC as a percentage of net sales for 2016 at December 31, 2016 was 20.8% and exceeded the year-end target, the payout on this performance metric was 0% of this quantitative metric as the compounding effect of the Company’s underperformance at the beginning of 2016 more than offset the Company’s over performance on this metric at the end of 2016.

The Company’s operating earnings, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2016 was $270 million, which resulted in a payout of 51% of this quantitative metric. The following table shows the total 2016 annual incentive payout under the Omnibus Plan, and details the annual incentive amount that was earned for the quantitative and qualitative portions of the 2016 annual incentive award for each of the Named Executive Officers other than the CEO.

Name	Amount for Achievement of NWC as a % of Net Sales	Amount for Achievement of Operating Earnings	Amount for Achievement of Qualitative Targets	Total Annual Incentive Amount
Kevin P. Bradley	-0-	$70,943	$86,940	$157,883
Steve Filipov	-0-	$70,676	$86,614	$157,290
Eric I Cohen	-0-	$69,054	$84,625	$153,679
Matthew Fearon	-0-	$62,424	$76,500	$138,924

Mr. Garrison Annual Incentive Targets:

Quantitative Targets: Consistent with the other Named Executive Officers, the 2016 quantitative financial performance measure was NWC as a percentage of net sales and operating earnings for Mr. Garrison and represented 80% of his annual incentive target.

Qualitative Targets: The following table provides a detailed listing of the qualitative performance measures that were considered by the Committee and their percentage weighting:

Performance Measure	Weighting (%)	Goals
Strategic Alternatives	8%	Execute on the merger of equals with Konecranes, the sale of the Company to Zoomlion or another strategic alternative that maximizes shareholder value for the Company’s shareholders.
Safety	3%
Complete mile marker 1 on the top three business specific serious injury and fatality roadmaps. Achieve global target of minimum 0.063 near misses per team member by year end. Reduce the Company’s lost time rate to 0.65 and Terex injury/illness rate to 1.58.

Cost Reductions	3%	Reduce general and administrative costs across the Company by $64 million.
Performance Management and Talent Development	3%	Improve the performance management and talent development review process. Implement team member survey action plans and achieve agreed to Women@Terex targets.
Operations and Engineering	3%
Complete manufacturing, distribution and office footprint analysis and develop/implement a plan to address the identified excess capacity. Execute new product development plans. Drive material cost savings across the Company.

The following tables detail the quantitative and qualitative portions of Mr. Garrison’s 2016 bonus amount:

Quantitative Annual Incentive Goal	Quantitative Annual Incentive Target Amount	Amount for Achievement of Quantitative Targets
NWC as a % of Net Sales	$518,400	-0-
Operating Earnings	$345,600	$176,256
Total	$864,000	$176,256

Qualitative Annual Incentive Goal	Qualitative Annual Incentive Target Amount	Amount for Achievement of Qualitative Targets
Strategic Alternatives	$86,400	$96,120
Safety	$32,400	$16,200
Cost Reductions	$32,400	$35,640
Performance Management and Talent Development	$32,400	$32,400
Operations and Engineering	$32,400	$35,640
Total	$216,000	$216,000

Benefits and Perquisites: The Company previously eliminated substantially all perquisites that applied only to its executive officers other than benefits which are also provided generally to all other U.S.-based salaried employees, such as Company-paid life insurance and matching contributions in the Company’s 401(k) Plan and Employee Stock Purchase Plan, medical, dental and vision plans, flexible spending accounts, long and short-term disability coverage and relocation reimbursements and payments. In addition, executive officers, as well as certain other middle management team members of the Company, may elect to defer compensation and receive matching contributions in one of the Company’s deferred compensation plans.

Generally, perquisites granted to executive officers are allocated to their income and they are required to pay income taxes on such perquisites. The Company does not provide a tax gross up on executive perquisites except as they relate to certain relocation benefits or expatriate assignments. In 2016, the Company provided a tax gross up to Mr. Lousberg related to expatriate benefits relating to his assignment in China and to Mr. Garrison in connection with his relocation from Texas to Connecticut. The Company also provides these types of expatriate benefits and tax gross ups to many middle management team members, as they are often necessary to induce team members and new hires to relocate based on the business needs of the Company.

Long-Term Incentive Compensation: One of the primary components of the Company’s long-term incentive compensation is the granting of restricted stock and/or cash awards to executive officers, including awards which have a performance-based component. In this manner, the stock awards have the dual objective of helping to build stockholder value while also serving to retain and motivate the Company’s senior leadership. Long-term incentive compensation is designed to provide wealth creation for executives if stockholder value is created.

The Company’s objective is to provide its executive officers with long-term incentive awards that are generally within the third quartile of the award level at the Benchmark Companies. Long-term incentive awards may include cash and non-cash components. When determining the size of equity awards, the Committee also believes that there is merit in taking into account the amount of equity that an executive owns in the Company, and the Committee undertook an extensive review in 2016 of the equity ownership in the Company of each of the executives. However, the overriding factor in determining the size and amount of equity grants is ensuring that grants are motivational and measurable, while providing competitive equity grants that are determined based on grant date economic value. In 2016, the long-term incentive awards to the Named Executive Officers were, in the aggregate, within the third quartile of the award level at the Benchmark Companies.

In 2016, the long-term compensation awards granted by the Company consisted of time based restricted stock awards and performance-based restricted stock awards. For each of the executive officers, other than Mr. Garrison, the allocation of the economic value assigned to the time and performance based components of the long-term incentive awards granted in 2016 were intended to each be approximately 50% of the total restricted stock award value. The long-term incentive award for Mr. Garrison was more heavily performance-based than that of the other executives because the Committee believes that he is the executive with the highest level of decision-making in the Company and, therefore, has the greatest potential impact on the Company’s overall performance. As a result, the Committee believes his compensation should be more heavily weighted to the Company’s overall performance than that of the other executive officers.

Long-Term Incentive Awards
Named Executive Officer	Performance-Based	Time-Based
John L. Garrison	65%	35%
Kevin P. Bradley	50%	50%
Steve Filipov	50%	50%
Eric I Cohen	50%	50%
Matthew Fearon	50%	50%
Ken Lousberg	50%	50%

2016 Long-Term Awards: The Company’s policy is to make grants of long-term incentive awards in the first quarter of each calendar year, which is soon after the Company’s prior year’s results are finalized and released publicly, as well as after the Company’s operating plan has been finalized for the coming year.

Following that policy, in March 2016, the executive officers were granted long-term incentive awards. The grants for the executives contained both time-based awards and performance-based awards. Each time-based award will vest solely on the passage of time over a three-year period, with one-third of the time-based award vesting on March 3 of each of 2017, 2018 and 2019, to the extent the executive is still employed with the Company.

Mr. Garrison received an initial at-hire grant of time-based shares worth approximately $2.5 million in early 2016. This award was a deviation from the Company’s regular compensation program, due to his appointment as the new CEO of the Company. This was a one-time sign-on grant to align the CEO with the long-term best interests of the Company and its stockholders. It is expected that future awards to Mr. Garrison will be predominantly performance-based, similar to his 2016 annual grant, as the Committee believes it is important that his compensation be tied to the performance of the Company.

In previous years, the performance-based awards were generally split between total shareholder return (“TSR”) and another metric such as return on invested capital (“ROIC”) or earnings per share (“EPS”). However, due to the pending merger with Konecranes, the Committee determined to use TSR as the exclusive performance metric for 2016, as ROIC and EPS for Terex alone would be difficult to measure if the Konecranes merger occurred mid-year.

The performance-based award (the “TSR Award”) is contingent upon the Company achieving a percentile rank of 50th (the “TSR Target”) against the Benchmark Companies for three year annualized total stockholder return (“TSR”) for the period January 1, 2016 through December 31, 2018. TSR combines share price appreciation and dividends paid to measure the total return to shareholders. TSR is calculated by adding the change in a company’s stock price during a specified time period to any dividends paid by such company during the time period and dividing that sum by the stock price of such company at the beginning of the period. The executive will receive 100% of the TSR Shares if the Company achieves the TSR Target for each of the measurement periods. For attainment at or above the 80th percentile, the amount of shares to be received will be capped at 200% of the TSR Shares. If attainment is at the 30th percentile, the amount of shares to be received will be 25% of the TSR Shares. For performance below the 30th percentile, no shares will be received. For each percentile increase or decrease in attainment above or below the TSR Target, the amount of shares to be received will increase or decrease in a straight line between the above stated performance levels. The Committee, together with its independent consultant, did a thorough review of the TSR awards granted by the Benchmark Companies. The Committee believes the Company’s performance award payout structure for the TSR awards closely aligns with the threshold, target and maximum levels of the Benchmark Companies as it is important for the performance range to be sufficiently wide enough to reflect reasonable probability of achievement and to pay out lower amounts for lower levels of achievement.

The Committee believes that the three year period for these awards and these performance metrics helps motivate long-term decision making and better aligns the interests of the executives and the Company’s stockholders.

One-time Special Retention Awards: In the first quarter of 2016, in response to the uncertainties of the original Konecranes merger of equals transaction and the Zoomlion unsolicited all cash offer, the Board approved one-time, special retention awards to ensure the Company retained key members of the Company’s senior leadership team. The cash awards were designed to ensure continued service through and beyond any transformative transaction. The table below summarizes the awards given to the Named Executive Officers.

Retention Awards
Named Executive Officer	Cash Amount	Vesting
John L. Garrison	$900,000	The earlier of (i) 12 months after the closing of the sale of the Company to Zoomlion and (ii) December 1, 2017. (1)
Kevin P. Bradley	$579,600
Steve Filipov	$580,253
Eric I Cohen	$568,283
Matthew Fearon	$510,000
Ken Lousberg	$500,000
__________________________
(1) Payable if actively employed with the Company on vesting or if terminated by the Company without cause. The vesting will occur on December 1, 2017 as the Company did not complete a transaction with Zoomlion.

Post-Employment Compensation

Retirement Plans and Life Insurance: The Company offers a variety of mechanisms for its executive officers to plan for their retirement. These plans are offered to attract and retain executive officers by offering them benefits similar to those offered by the Benchmark Companies. The retirement plans offered by the Company to its executive officers generally include a 401(k) plan, which is also offered to most of the Company’s U.S. based employees, a deferred compensation plan, an ERISA excess plan, a defined benefit supplemental executive retirement plan (“DB SERP”) and a defined contribution supplemental executive retirement plan (“DC SERP”, and together with the DB SERP, the “SERPs”). The DB SERP is closed to new participants. A senior executive participating in the DB SERP is not eligible to participate in the DC SERP. The SERP benefit for Mr. Bradley shall be funded in an irrevocable rabbi trust. See “Pension Benefits” for a description of the SERPs and “Nonqualified Deferred Compensation” for a description of the Company’s deferred compensation plan.

In addition, each executive officer receives a life insurance benefit that provides his or her family with a core level of security in case of the premature death of the executive officer. The Company provides each executive officer with a group life insurance benefit that is approximately two times his or her base salary, up to a maximum of $900,000.

Termination of Employment and Change in Control Arrangements: Each of the Named Executive Officers is a party to a Change in Control and Severance Agreement with the Company (collectively, the “Executive Agreements”). The Company does not have any agreements that contain excise tax gross ups.

The Executive agreements provide the executive officers with a core level of assurance that their actions on behalf of the Company and its stockholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., merger, buyout, etc.) and helps ensure that they continue to act in the best interests of the Company. In addition, these agreements contain measures that protect the Company as well, such as confidentiality, non-compete and non-solicitation provisions. The key terms of these agreements are generally customary provisions for agreements of this type and are described below in “Potential Payments Upon Termination or Change in Control.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below shows the compensation for the three previous fiscal years, as applicable, of the Company’s Chief Executive Officer, former Chief Financial Officer, the Company’s three other highest paid executive officers who had 2016 total qualifying compensation in excess of $100,000, as well as the compensation for one of the Company’s former executive officers who would have been a Named Executive Officer but for the fact that he was not serving as an executive officer of the Company at the end of 2016 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
John L. Garrison President and Chief Executive Officer	2016 2015	$882,692 $138,462	-0- $500,000	$8,153,981 -0-	-0- -0-	$392,256 -0-	-0- -0-	$541,119 $112,627	$9,970,048 $751,089
Kevin P. Bradley Former Senior Vice President and Chief Financial Officer	2016 2015 2014	$568,454 $579,600 $574,625	-0- -0- -0-	$1,477,427 $1,539,848 $1,903,647	-0- -0- -0-	$157,883 $232,999 $228,435	$284,785 $220,299 $504,460	$30,644 $34,631 $30,980	$2,519,193 $2,607,377 $3,242,147
Eric I Cohen Senior Vice President, Secretary and General Counsel	2016 2015	$563,890 $551,731	-0- $192,000	$1,306,955 $965,773	-0- -0-	$153,679 $221,796	$398,018 $99,905	$50,493 $51,809	$2,473,035 $2,083,014
Steve Filipov President, Terex Cranes	2016 2015 2014	$566,075 $568,875 $565,353	-0- -0- -0-	$1,250,131 $1,016,603 $1,265,849	-0- -0- -0-	$157,290 $228,688 $224,734	$247,820 $533,033 $1,047,856	$102,950 $106,980 $105,861	$2,324,266 $2,454,179 $3,209,653
Matthew Fearon President, Terex Aerial Work Platforms	2016	$510,000	-0-	$1,136,482	-0-	$138,924	$2,858	$109,882	$1,898,146
Ken Lousberg Former President, Terex Cranes	2016 2015 2014	$490,385 $421,583 $365,666	-0- -0- -0-	$1,136,482 $963,272 $738,412	-0- -0- -0-	-0- $170,062 $145,361	$2,696 $1,432 $498	$671,920 $1,329,696 $1,255,143	$2,301,483 $2,886,045 $2,505,080
______________________

(1) See Note R – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.

(2) The amounts listed in the Stock Awards column are the aggregate grant date fair value amounts computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts listed in the Stock Awards column include awards that are subject to performance conditions. For the 2016 awards, if the maximum performance is achieved, the stock award amounts for Messrs. Garrison, Bradley, Cohen, Filipov, Fearon and Lousberg would be $12,291,117, $2,304,854, $2,038,909, $1,950,261, $1,772,965 and $1,772,965, respectively.

(3) The 2016, 2015 and 2014 amounts for Messrs. Bradley and Filipov (2016 amounts for Messrs. Garrison and Fearon, 2016 and 2015 amounts for Mr. Cohen and 2015 and 2014 amounts for Mr. Lousberg), as applicable, reflect annual incentive awards earned during fiscal years 2016, 2015 and 2014, respectively, under the Omnibus Plan.

(4) The amount in this column for Messrs. Bradley, Cohen and Filipov reflects the actuarial increase in the present value of their benefits under all defined benefit pension plans. No Named Executive Officer received preferential or above-market earnings on deferred compensation in 2016, except for Messrs. Fearon and Lousberg who received $2,858 and $2,696, respectively, in earnings that were above-market or preferential.

(5) As part of its competitive compensation program, the Company in 2016 provided its Named Executive Officers with certain perquisites and other personal benefits. The amounts listed below are the aggregate incremental cost of the benefits and perquisites paid by the Company. The aggregate incremental cost to the Company is computed as the actual out-of-pocket cost to the Company of supplying such perquisite. For example, the amount listed under the Company Paid Life Insurance column is the amount that the Company paid to a third party as a result of providing the life insurance to the Named Executive Officer. As part of their compensation, each of the Named Executive Officers in 2016 received the benefits and perquisites listed in the table below:

Name	Disability Premiums	401(k) Matching Contributions	Employee Stock Purchase Plan Company Contributions	Company Paid Life Insurance	Dividends on Stock Awards*	Other**	Total
John L. Garrison	$1,073	$13,250	-0-	$2,333	$50,381	$474,082	$541,119
Kevin P. Bradley	$1,073	$13,250	$1,950	$2,333	$12,038	-0-	$30,644
Eric I Cohen	$1,073	$13,250	-0-	$2,333	$10,948	$22,889	$50,493
Steve Filipov	$1,073	$13,250	-0-	$2,333	$11,294	$75,000	$102,950
Matthew Fearon	$1,073	$13,250	-0-	$2,333	$10,835	$82,391	$109,882
Ken Lousberg	$1,073	$13,250	$2,925	$2,333	$12,023	$640,316	$671,920

______________________

* Dividends are only received on time-based restricted stock awards and on performance-based stock only to the extent that awards have been earned.

** The amount shown for Mr. Garrison consists of (i) $354,764 related to his relocation to Westport, of which $173,621 was for the reimbursement of taxes (these are one-time costs that will not recur) and (ii) $119,318 for the Company's matching contribution to the Company's Deferred Compensation Plan; the amount shown for Mr. Cohen is the Company’s matching contribution to the ERISA Excess Plan; the amount shown for Mr. Filipov is for the reimbursement of Mr. Filipov’s children’s education; the amount shown for Mr. Fearon is the Company's matching contribution to the ERISA Excess Plan and the Company's contribution to the DC SERP; and the amount shown for Mr. Lousberg consists of (i) $390,157 for housing and other living costs associated with being based outside of the U.S., (ii) $79,082 for matching contributions to the Company’s ERISA Excess Plan and the Company’s contribution to the DC SERP, (iii) $76,334 for the reimbursement of educational expenses for Mr. Lousberg's family, (iv) $75,332 for tax preparation services, (v) $19,278 for the use of a Company vehicle, and (vi) $133 for a wellness award.

Grants of Plan-Based Awards
The following table sets forth information on grants of awards under the Company’s equity and non-equity incentive plans during 2016 to the Named Executive Officers. The amount of stock awards, option awards and non-equity incentive plan compensation recognized for financial reporting purposes by the Company for the Named Executive Officers during 2016 is also listed in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)
John L. Garrison	1/4/2016							122,070			$2,266,846
	3/3/2016							76,186			$1,750,000
	3/3/2016				35,372	141,489	282,978				$4,137,135
	N/A	$8,100	$1,080,000	$1,987,200
Kevin P. Bradley	3/3/2016							28,298			$650,000
	3/3/2016				7,075	28,298	56,596				$827,427
	N/A	$21,735	$434,700	$799,848
Eric I Cohen	3/3/2016							25,033			$575,000
	3/3/2016				6,258	25,033	50,066				$731,955
	N/A	$21,156	$423,126	$778,552
Steve Filipov	3/3/2016							23,944			$550,000
	3/3/2016				5,986	23,944	47,888				$700,131
	N/A	$21,653	$433,068	$796,845
Matthew Fearon	3/3/2016							21,768			$500,000
	3/3/2016				5,442	21,768	43,536				$636,482
	N/A	$19,125	$382,500	$703,800
Ken Lousberg	3/3/2016							21,768			$500,000
	3/3/2016				5,442	21,768	43,536				$636,482
	N/A	$18,750	$375,000	$690,000
______________________

(1)     The target award levels established for the annual incentive program are established annually in the first quarter and are expressed as a percentage of the Named Executive Officer's base salary. See "Compensation Discussion and Analysis" under the heading “Annual Cash Bonus” for a description of the annual incentive bonus program. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the annual incentive bonus program that were paid in March 2017, based on performance in 2016. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential payouts when the target award levels were established in the first quarter of 2016. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table except for Mr. Lousberg who did not receive an award payout for 2016 and instead received compensation in accordance with the terms of his Executive Agreement.

(2)    The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for performance share awards granted in 2016. The performance share award is subject to the Company achieving certain TSR targets. The performance share awards pay $0 for performance below threshold. These performance shares will vest in full in 2019 if the target performance criteria are satisfied. For a description of the process for determining target award levels and the terms of the performance share awards, please refer to "Compensation Discussion and Analysis" under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such performance shares shall vest immediately. Dividends, if any, are paid on earned performance shares at the same rate as paid to all stockholders.

(3)    The amounts in this column reflect the time-based restricted stock awards granted in 2016. For a description of the process for determining award levels and the terms of such awards, see "Compensation Discussion and Analysis" under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of a change in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such restricted stock award shall vest immediately. Dividends, if any, are paid on restricted stock awards at the same rate as paid to all stockholders.

(4)    The grant date fair value of the equity awards granted in 2016 was calculated in accordance with ASC 718. For a description of the assumptions made in valuing the equity awards see Note R – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the amount of unexercised stock options, Restricted Stock that has not vested and equity incentive plan awards that have not yet vested for each of the Named Executive Officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
John L. Garrison						82,292 (2)	$2,594,667
						76,825 (3)	$2,422,292
								35,372 (4)	$1,115,279
								35,372 (5)	$1,115,279
								35,372 (6)	$1,115,279
								35,372 (7)	$1,115,279
Kevin P. Bradley *								8,763 (8)	$276,297
						2,753 (9)	$86,802
								5,380 (10)	$169,631
								2,462 (11)	$77,627
								5,352 (12)	$168,749
								4,014 (13)	$126,561
								4,014 (14)	$126,561
						7,761 (15)	$244,704
								5,692 (16)	$179,469
								5,693 (17)	$179,500
								5,693 (18)	$179,500
								3,492 (19)	$110,103
								7,590 (20)	$239,313
								7,590 (21)	$239,313
						28,535 (3)	$899,709
								7,074 (4)	$223,043
								7,075 (5)	$223,075
								7,074 (6)	$223,043
								7,075 (7)	$223,075
Eric I Cohen								13,144 (8)	$414,430
						3,932 (9)	$123,976
								1,921 (10)	$60,569
								879 (11)	$27,715
								1,911 (12)	$60,254
								1,433 (13)	$45,182
								1,433 (14)	$45,182
						12,289 (15)	$387,472
								2,253 (16)	$71,037
								2,253 (17)	$71,037
								2,254 (18)	$71,069
								1,382 (19)	$43,574
								3,004 (20)	$94,716
								3,005 (21)	$94,748
						25,242 (3)	795,880

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
								6,258 (4)	$197,315
								6,258 (5)	$197,315
								6,258 (6)	$197,315
								6,258 (7)	$197,315
Steve Filipov								14,239 (8)	$448,956
						4,718 (9)	$148,759
								2,306 (10)	$72,708
								1,055 (11)	$33,264
								2,294 (12)	$72,330
								1,720 (13)	$54,232
								1,720 (14)	$54,232
						12,935 (15)	$407,841
								2,372 (16)	$74,789
								2,372 (17)	$74,789
								2,372 (18)	$74,789
								1,455 (19)	$45,876
								3,163 (20)	$99,729
								3,163 (21)	$99,729
						24,145 (3)	$761,292
								5,986 (4)	$188,739
								5,986 (5)	$188,739
								5,986 (6)	$188,739
								5,986 (7)	$188,739
Matthew Fearon						4,718 (9)	$148,759
								2,306 (10)	$72,708
								1,055 (11)	$33,264
								2,294 (12)	$72,330
								1,720 (13)	$54,232
								1,720 (14)	$54,232
						12,935 (15)	$407,841
								2,372 (16)	$74,789
								2,372 (17)	$74,789
								2,372 (18)	$74,789
								1,455 (19)	$45,876
								3,163 (20)	$99,729
								3,163 (21)	$99,729
						21,950 (3)	$692,084
								5,442 (4)	$171,586
								5,442 (5)	$171,586
								5,442 (6)	$171,586
								5,442 (7)	$171,586
Ken Lousberg **						2,753 (9)	$86,802
								1,345 (10)	$42,408
								616 (11)	$19,422
								1,338 (12)	$42,187

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
								1,003 (13)	$31,625
								1,003 (14)	$31,625
						9,055 (15)	$285,504
								1,660 (16)	$52,340
								1,660 (17)	$52,340
								1,660 (18)	$52,340
								1,019 (19)	$32,129
								2,214 (20)	$69,807
								2,214 (21)	$69,807
						21,950 (3)	$692,084
								5,442 (4)	$171,586
								5,442 (5)	$171,586
								5,442 (6)	$171,586
								5,442 (7)	$171,586
						8,698 (22)	$274,248
______________________

(1)     Values based on the closing price of the Company’s Common Stock on the NYSE on December 30, 2016 of $31.53.

(2)    The shares of Restricted Stock vest as follows: 1/2 on November 30, 2017; and 1/2 on November 30, 2018.

(3)    The shares of Restricted Stock vest as follows: 1/3 on March 3, 2017; 1/3 on March 3, 2018; and 1/3 on March 3, 2019.

(4)    The shares of Restricted Stock will vest on the third anniversary of the date of grant because the Company exceeded its target TSR percentile rank for 2016. Based on the Company’s performance, each executive earned 200% of the initial performance award.

(5)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2017 and December 31, 2017. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2018 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

(6)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2018 and December 31, 2018. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2018 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

(7)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2016 and December 31, 2018. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2018 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

(8)    The shares of Restricted Stock vest upon satisfaction of all of the following: (i) the Company’s closing stock price is 25% above the closing stock price on the date of grant for 30 consecutive trading days; (ii) the Company’s closing stock price equals or exceeds $50.00 for ten consecutive trading days; and (iii) the fourth anniversary of the date of grant shall have occurred. As the above criteria were not satisfied on or prior to March 3, 2017, the performance award was forfeited.

(9)    The shares of Restricted Stock vested on February 26, 2017.

(10)    The shares of Restricted Stock vested on March 3, 2017 because the Company exceeded its threshold ROIC for 2014. Based on the Company’s performance, each executive earned 98.3% of the initial performance award and forfeited the remaining 1.7% as the Company’s ROIC performance was below the target.

(11)    The shares of Restricted Stock vested on March 3, 2017 because the Company exceeded its threshold ROIC for 2015. Based on the Company’s performance, each executive earned 45.5% of the initial performance award and forfeited the remaining 54.5% as the Company’s ROIC performance was below the target.

(12)    The shares of Restricted Stock vested on March 3, 2017 because the Company exceeded its threshold ROIC for 2016. Based on the Company’s performance, each executive earned 90.0% of the initial performance award and forfeited the remaining 10.0% as the Company’s ROIC performance was below the target.

(13)    The shares of Restricted Stock vested on March 3, 2017 because the Company exceeded its target TSR percentile rank for 2016. Based on the Company’s performance, each executive earned 200% of the initial performance award.

(14)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2014 and December 31, 2016. As the Company’s TSR percentile rank for the period January 1, 2014 through December 31, 2016 was below the threshold of the 30th percentile for that time period, the executives did not receive any portion of the performance-based award.

(15)    The shares of Restricted Stock vest as follows: 1/2 on March 5, 2017; and 1/2 on March 5, 2018.

(16)    The shares of Restricted Stock will vest on the third anniversary of the date of grant because the Company exceeded its target TSR percentile rank for 2016. Based on the Company’s performance, each executive earned 200% of the initial performance award.

(17)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2017 and December 31, 2017. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2017 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

(18)    The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual periods between January 1, 2015 and December 31, 2017. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2017 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

(19)    The shares of Restricted Stock will vest on the later of the third anniversary of the date of grant, or after the Company’s 2017 financial statements are completed and filed with the SEC because the Company exceeded its threshold ROIC for 2015. Based on the Company’s performance, each executive earned 45.5% of the initial performance award and forfeited the remaining 54.5% as the Company’s ROIC performance was below the target.

(20)    The shares of Restricted Stock will vest on the later of the third anniversary of the date of grant, or after the Company’s 2017 financial statements are completed and filed with the SEC because the Company exceeded its threshold ROIC for 2016. Based on the Company’s performance, each executive earned 90.0% of the initial performance award and forfeited the remaining 10.0% as the Company’s ROIC performance was below the target.

(21)    The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2017. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2017 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2017 is based upon the Company’s 2017 operating plan.

(22)    The shares of Restricted Stock vest as follows: 1/2 on August 31, 2017; and 1/2 on August 31, 2018.

*    Mr. Bradley's shares that were scheduled to vest in the first quarter of 2017 vested in accordance with the terms of Mr. Bradley's awards. Mr. Bradley had 58,762 shares that vested on an accelerated basis on March 10, 2017 in accordance with the terms of Mr. Bradley's Executive Agreement. Mr. Bradley's other performance shares (40,199) will continue to vest in accordance with the terms of the award agreements.

**    Mr. Lousberg's shares that were scheduled to vest in the first quarter of 2017 vested in accordance with the terms of Mr. Lousberg's awards. Mr. Lousberg's other shares will be forfeited in accordance with the terms of his Executive Agreement upon his last date of employment with the Company, except for 4,339 shares which will vest in accordance with the terms of his Executive Agreement.

Option Exercises and Stock Vested

The table below summarizes the stock options exercised and each vesting of Restricted Stock during 2016 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John L. Garrison	-0-	-0-	41,146	$1,222,979
Kevin P. Bradley	-0-	-0-	37,096	$825,696
Eric I Cohen	-0-	-0-	23,726	$526,516
Steve Filipov	-0-	-0-	32,375	$718,996
Matthew Fearon	-0-	-0-	25,510	$565,856
Ken Lousberg	-0-	-0-	21,169	$479,337

Pension Benefits

The table below provides information with respect to each of the Company’s pension plans that provide for payments at, following, or in connection with the retirement of a Named Executive Officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John L. Garrison	Not Applicable	-0-	-0-	-0-
Kevin P. Bradley	Supplemental Executive Retirement Plan	11	$1,625,826	-0-
Eric I Cohen	Supplemental Executive Retirement Plan	20	$3,636,081	-0-
Steve Filipov	Supplemental Executive Retirement Plan	20	$3,502,344	-0-
Matthew Fearon	Not Applicable	-0-	-0-	-0-
Ken Lousberg	Not Applicable	-0-	-0-	-0-

The SERPs are intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. The DB SERP is closed to new participants. A senior executive participating in the DB SERP is not eligible to participate in the DC SERP.

Participants in the DB SERP with ten or more years of eligible service are vested and entitled to annual pension benefits beginning at a normal retirement age (“NRA”) of 65 or when age plus years of service first equal 90 (the “Normal Retirement Benefit”). Participants in the DB SERP who are vested but terminate employment prior to NRA shall receive a retirement benefit that is equal to the actuarial equivalent of the Normal Retirement Benefit.

The compensation covered by the DB SERP is generally based on a participant’s final five-year average of annual salary and bonus. Benefits are computed assuming an NRA of 65 or when age plus years of service first equal 90. Benefits accrue at 2% of average compensation per year of service, payable at the NRA, up to a maximum of 20 years of service. Benefits are payable monthly as a life annuity with 120 monthly payments guaranteed. Benefits are reduced by 50% for Social Security or similar payments and 100% for any other Company-paid defined benefit retirement benefits.

Participants in the DC SERP with ten or more years of eligible service are vested and entitled to contributions made by the Company to their DC SERP account. Annual contributions are based upon 10% of the participant’s base salary and bonus earned. The Company credits contributions in the DC SERP with an interest rate equal to a bond fund that mirrors an investment strategy in corporate bonds of companies rated Baa or higher by Moody’s. The annual rate of interest for 2016 was 4.25%. Benefits are payable in a lump sum payout following termination of employment.

See Note Q – “Retirement Plans and Other Benefits” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of the assumptions that the Company uses in determining the present value of the accumulated benefit.

Nonqualified Deferred Compensation

The table below provides information for the Named Executive Officers with respect to the Company’s Deferred Compensation Plan and ERISA Excess Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)
John L. Garrison	$477,274	$119,318	$318,335	-0-	$914,927
Kevin P. Bradley	-0-	-0-	-0-	-0-	-0-
Eric I Cohen	$22,889	$22,889	$16,124	-0-	$152,712
Steve Filipov	-0-	-0-	-0-	-0-	-0-
Matthew Fearon	$34,300	$82,391	$69,806	-0-	$457,219
Ken Lousberg	$59,499	$79,082	$30,175	-0-	$409,217
______________________
(1) The amounts shown in the “Executive Contributions in Last FY” column are included in the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table above.
(2) The amounts shown in the “Registrant Contributions in Last FY” column are included in the “All Other Compensation” column of the Summary Compensation Table above.
(3) The amounts shown in the “Aggregate Earnings in Last FY” column include $2,858 and $2,696 for Messrs. Fearon and Lousberg, respectively, which amounts are included in the Summary Compensation Table above, as these earnings were above-market or preferential.
(4) Includes $22,281 for Mr. Cohen and $132,417 for Mr. Lousberg, which amounts were included in Summary Compensation Tables in previous years.

Under the Deferred Compensation Plan or ERISA Excess Plan, a Named Executive Officer may defer up to (i) 20% of his/her salary and (ii) 100% of his/her bonus (participants may not defer salary and/or bonus amounts in the same year to both the Deferred Compensation Plan and the ERISA Excess Plan). The deferrals in the Deferred Compensation Plan may be invested in Common Stock or in a bond index and deferrals in the ERISA Excess Plan may be invested in a number of investment options that generally mirror the investment options of the Company’s 401(k) Plan. The Company credits the deferrals in the Deferred Compensation Plan bond index with an interest rate equal to a bond fund that mirrors an investment strategy in corporate bonds of companies rated Baa or higher by Moody’s. The annual rate of interest for 2016 was 4.25%. For Deferred Compensation Plan deferrals, the Company makes a contribution of 25% of the Named Executive Officer’s salary and/or bonus that is deferred and invested in Common Stock. For ERISA Excess Plan deferrals, the Company makes a contribution of 100% of the Named Executive Officer’s salary and/or bonus that is deferred to the extent such deferral does not exceed 5% of salary and bonus. The Company does not make a contribution with respect to any deferrals into the Deferred Compensation Plan bond index. Participants in the Deferred Compensation Plan and ERISA Excess Plan are always fully vested in their deferrals and any matching contributions received. See “Pension Benefits” above for details on the DC SERP, including its vesting schedule.

The Named Executive Officers may receive payments under the Deferred Compensation Plan and ERISA Excess Plan after their employment terminates, upon their death or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan).

In addition, participants in the Deferred Compensation Plan may elect to receive all or a portion of their deferral, including the Company’s matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Furthermore, for deferrals made prior to December 31, 2004, if they elect to receive an accelerated distribution under the Deferred Compensation Plan, the Named Executive Officers shall (i) forfeit 10% of the amount of the distribution to the Company, (ii) forfeit any Company matching contribution that has not been in the plan for at least one year due to the accelerated distribution and (iii) be unable to make further deferrals into the plan for at least 12 months. In accordance with Section 409A of the Code, accelerated distributions are not allowed under the Deferred Compensation Plan for any deferrals made after December 31, 2004.

Potential Payments Upon Termination or Change in Control

Pursuant to the Executive Agreements as of December 31, 2016, if an executive’s employment with the Company is terminated within six months of a Change in Control (as defined in the Executive Agreements) in anticipation of such Change in Control or within 24 months following a Change in Control, other than for Cause, by reason of death or Permanent Disability, or by the executive without Good Reason (each as defined in the Executive Agreements), the executive is to receive (i) two times his base salary (Mr. Fearon would receive one times his base salary), (ii) two times his annual bonus for the last calendar year preceding termination (Mr. Fearon would receive one times his annual bonus), and (iii) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the executive’s termination or on a monthly basis. In addition, the executive also will receive (a) immediate vesting of unvested stock options, stock grants and cash performance awards, with a period of up to six months following termination to exercise such options, (b) continuing insurance coverage for 24 months from termination (Mr. Fearon would receive coverage for 12 months), (c) continuation of all other benefits in effect at the time of termination for 24 months from termination (Mr. Fearon would receive benefits for 12 months) and (d) outplacement services for a period of at least 12 months from termination.

In the event an executive’s employment with the Company is terminated by the Company without Cause or by the executive for Good Reason (other than in connection with a Change in Control), the Company is to pay the executive (i) two times his base salary (Mr. Fearon would receive one times his base salary), (ii) two times his annual bonus for the last calendar year preceding termination (this is not applicable for Mr. Fearon) and (iii) any accrued vacation pay. This amount is to be paid in 24 equal monthly payments (Mr. Fearon would be paid in 12 equal monthly payments). In such event, the executive would also have the right to exercise any stock options, long-term incentive awards or similar awards for up to six months following termination, and would immediately vest in non-performance based options and stock awards granted under the Company’s incentive plans that would vest in the 24 months following the date of termination (Mr. Fearon would immediately vest in the options and stock awards granted to him under the Company’s incentive plans that would vest in the 12 months following the date of termination). In addition, the Company would also provide continuing insurance coverage, continuation of all other benefits in effect at the time of termination for 24 months from termination (Mr. Fearon would receive coverage and benefits for 12 months) and outplacement services for a period of at least 12 months from termination.

As part of the Executive Agreements, the executives agree to keep confidential certain Company information and not to disparage the Company. In addition, Messrs. Bradley and Filipov agree that, for a period of 18 months (Mr. Garrison for 24 months and Mr. Fearon for 12 months), following the date of termination (or 24 months for Messrs. Garrison, Bradley and Filipov following such termination, if such termination is within 24 months following a Change in Control), the executive will not, without the prior written consent of the Company, directly or indirectly engage in or render any services to any Competitive Business (as such term is defined in the Executive Agreements) nor solicit, induce or entice any employee of the Company to leave the Company.

Each Executive Agreement has an initial term of one year and automatically renews for an additional term of one year commencing on each anniversary of the date of the agreement until and unless either party sends written notice of non-renewal to the other party at least six months prior to a renewal date; provided, however, that if a Change in

Control shall occur during the initial or renewed term of this Agreement, then the Executive Agreement remains in effect until the third anniversary of the date of the Change in Control.

Mr. Lousberg began receiving payments pursuant to the Lousberg Executive Agreement in November 2016, shortly after he was no longer President, Terex Cranes. As a result of Mr. Lousberg's departure from the role of President, Terex Cranes, Mr. Lousberg was entitled to 12 months salary ($500,000), an agreed upon fraction of his 2016 bonus ($156,550), acceleration of his retention bonus ($500,000) (see "Compensation, Discussion & Analysis - One-time Special Retention Awards" above), vesting of 24,075 shares in 2017 (as of December 31, 2016, such awards had a market value of $759,085), a Company contribution of $59,310 to his DC SERP account and continuation of his benefits for 12 months.

The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Garrison, assuming that the triggering event took place on December 31, 2016 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2016 and Mr. Garrison was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (CIC)	Death	Disability
Base Salary	-0-	-0-	$1,800,000	-0-	$1,800,000	-0-	-0-
Annual Incentive	-0-	-0-	$3,240,000	-0-	$3,240,000	-0-	-0-
Restricted Shares (time-based)	-0-	-0-	$4,209,609	-0-	$5,016,959	$5,016,959	$5,016,959
Restricted Shares (performance-based)	-0-	-0-	-0-	-0-	$4,461,117	$4,461,117	$4,461,117
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cash Awards	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Disability Premiums	-0-	-0-	$2,000 (1)	-0-	$2,000 (1)	-0-	-0-
Life Insurance Premiums	-0-	-0-	$5,000 (1)	-0-	$5,000 (1)	-0-	-0-
Retirement Plan Payments	$1,000,000 (2)	$1,000,000 (2)	$1,000,000 (2)	$1,000,000 (2)	$1,000,000 (2)	$1,000,000 (2)	$1,000,000 (2)
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	$900,000	-0-
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$1,300,000 (3)
______________________

(1) Reflects the estimated value of a benefit that Mr. Garrison would be entitled to receive.

(2) Reflects the estimated value of Mr. Garrison's qualified and non-qualified retirement plans on December 31, 2016.

(3) Reflects the estimated value of all future payments that Mr. Garrison would be entitled to receive under the Company’s disability program.

The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Bradley, assuming that the triggering event took place on December 31, 2016 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2016 and Mr. Bradley was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (CIC)	Death	Disability
Base Salary	-0-	-0-	$1,159,200	-0-	$1,159,200	-0-	-0-
Annual Incentive	-0-	-0-	$698,997	-0-	$698,997	-0-	-0-
Restricted Shares (time-based)	-0-	-0-	$931,342	-0-	$1,231,215	$1,231,215	$1,231,215
Restricted Shares (performance-based)	-0-	-0-	$357,330	-0-	$2,964,829	$2,964,829	$2,964,829
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cash Awards	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Disability Premiums	-0-	-0-	$2,000 (1)	-0-	$2,000 (1)	-0-	-0-
Life Insurance Premiums	-0-	-0-	$5,000 (1)	-0-	$5,000 (1)	-0-	-0-
Retirement Plan Payments	$2,000,000 (2)	$2,000,000 (2)	$2,000,000 (2)	$2,000,000 (2)	$3,000,000 (2)	$2,000,000 (2)	$2,000,000 (2)
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	$900,000	-0-
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$1,600,000 (3)
______________________

(1) Reflects the estimated value of a benefit that Mr. Bradley would be entitled to receive.

(2) Reflects the estimated value of Mr. Bradley’s qualified and non-qualified retirement plans on December 31, 2016.

(3) Reflects the estimated value of all future payments that Mr. Bradley would be entitled to receive under the Company’s disability program.

Mr. Bradley's employment with the Company ended on March 10, 2017. Pursuant to the Bradley Executive Agreement, Mr. Bradley will receive (i) two times his annual base salary and most recent bonus and a fraction of his 2016 bonus ($1,504,812), (ii) acceleration of his retention bonus ($579,600) (see "Compensation, Discussion & Analysis - One-time Special Retention Awards" above), (iii) an annual estimated benefit under the DB SERP in the amount of $63,677, (iv) vesting of 58,762 shares in 2017 (as of December 31, 2016, such awards had a market value of $1,852,766) and potential vesting of 40,199 shares prior to March 10, 2019 depending on Company performance (as of December 31, 2016, such awards had a market value of $1,267,474) and (v) continuation of his benefits for 24 months.

The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Cohen, assuming that the triggering event took place on December 31, 2016 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2016 and Mr. Cohen was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (CIC)	Death	Disability
Base Salary	-0-	-0-	$1,136,566	-0-	$1,136,566	-0-	-0-
Annual Incentive	-0-	-0-	$1,241,388	-0-	$1,241,388	-0-	-0-
Restricted Shares (time-based)	-0-	-0-	$1,042,061	-0-	$1,307,328	$1,307,328	$1,307,328
Restricted Shares (performance-based)	-0-	-0-	$131,859	-0-	$1,888,773	$1,888,773	$1,888,773
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cash Awards	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Disability Premiums	-0-	-0-	$2,000 (1)	-0-	$2,000 (1)	-0-	-0-
Life Insurance Premiums	-0-	-0-	$5,000 (1)	-0-	$5,000 (1)	-0-	-0-
Retirement Plan Payments	$4,700,000 (2)	$4,700,000 (2)	$4,700,000 (2)	$4,700,000 (2)	$6,500,000 (2)	$4,700,000 (2)	$4,700,000 (2)
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	$900,000	-0-
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$1,100,000 (3)
______________________

(1) Reflects the estimated value of a benefit that Mr. Cohen would be entitled to receive.

(2) Reflects the estimated value of Mr. Cohen's qualified and non-qualified retirement plans on December 31, 2016.

(3) Reflects the estimated value of all future payments that Mr. Cohen would be entitled to receive under the Company’s disability program.

The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Filipov, assuming that the triggering event took place on December 31, 2016 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2016 and Mr. Filipov was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (CIC)	Death	Disability
Base Salary	-0-	-0-	$1,160,506	-0-	$1,160,506	-0-	-0-
Annual Incentive	-0-	-0-	$686,064	-0-	$686,064	-0-	-0-
Restricted Shares (time-based)	-0-	-0-	$1,064,152	-0-	$1,317,891	$1,317,891	$1,317,891
Restricted Shares (performance-based)	-0-	-0-	$151,849	-0-	$1,960,378	$1,960,378	$1,960,378
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cash Awards	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Disability Premiums	-0-	-0-	$2,000 (1)	-0-	$2,000 (1)	-0-	-0-
Life Insurance Premiums	-0-	-0-	$5,000 (1)	-0-	$5,000 (1)	-0-	-0-
Retirement Plan Payments	$4,100,000 (2)	$4,100,000 (2)	$4,100,000 (2)	$4,100,000 (2)	$6,500,000 (2)	$4,100,000 (2)	$4,100,000 (2)
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	$900,000	-0-
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$2,200,000 (3)
______________________

(1) Reflects the estimated value of a benefit that Mr. Filipov would be entitled to receive.

(2) Reflects the estimated value of Mr. Filipov's qualified and non-qualified retirement plans on December 31, 2016.

(3) Reflects the estimated value of all future payments that Mr. Filipov would be entitled to receive under the Company’s disability program.

The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Fearon, assuming that the triggering event took place on December 31, 2016 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2016 and Mr. Fearon was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (CIC)	Death	Disability
Base Salary	-0-	-0-	$510,000	-0-	$510,000	-0-	-0-
Annual Incentive	-0-	-0-	$175,898	-0-	$351,796	-0-	-0-
Restricted Shares (time-based)	-0-	-0-	$583,350	-0-	$1,248,683	$1,248,683	$1,248,683
Restricted Shares (performance-based)	-0-	-0-	$105,972	-0-	$1,442,813	$1,442,813	$1,442,813
Stock Options	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cash Awards	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Disability Premiums	-0-	-0-	$1,000 (1)	-0-	$1,000 (1)	-0-	-0-
Life Insurance Premiums	-0-	-0-	$2,000 (1)	-0-	$2,000 (1)	-0-	-0-
Retirement Plan Payments	$1,500,000 (2)	$1,500,000 (2)	$1,500,000 (2)	$1,500,000 (2)	$1,500,000 (2)	$1,500,000 (2)	$1,500,000 (2)
Life Insurance Proceeds	-0-	-0-	-0-	-0-	-0-	$900,000	-0-
Disability Benefits	-0-	-0-	-0-	-0-	-0-	-0-	$1,500,000 (3)
______________________

(1) Reflects the estimated value of a benefit that Mr. Fearon would be entitled to receive.

(2) Reflects the estimated value of Mr. Fearon's qualified and non-qualified retirement plans on December 31, 2016.

(3) Reflects the estimated value of all future payments that Mr. Fearon would be entitled to receive under the Company’s disability program.

DIRECTOR COMPENSATION

The objectives of the Company’s compensation program for outside directors are to: (i) attract and retain independent, high caliber outside directors who are not affiliated with the Company and who provide a balanced experience and knowledge base within the Board; (ii) require a meaningful stock ownership in the Company to align the interests of the outside directors with those of the stockholders; and (iii) provide a total compensation opportunity that approximates the 50th percentile of the Benchmark Companies.

In March 2016, the Committee reviewed the Company’s outside directors’ compensation program and approved certain changes, which are noted below. In considering changes to the compensation for the Board, the Committee noted that the Company’s outside director compensation had not changed since December 2012. As a part of its review, the Committee retained its independent compensation consultant to prepare a report analyzing the Company’s outside directors’ compensation program in comparison with the Benchmark Companies. The Committee also considered that the total compensation received by the Company’s outside directors was below the median of the Benchmark Companies and the retainer for the Non-Executive Chairman was significantly below the 25th percentile of the Benchmark Companies.

The compensation program for outside directors has three principal components: (i) an annual retainer for service as a Board member; (ii) an annual retainer for service on a committee or as Non-Executive Chairman/Lead Director; and (iii) an initial stock award on becoming a director, each of which is described below. The program is designed to encourage outside directors to receive a significant portion of their annual retainer for Board service in the Company’s Common Stock, to enable directors to defer receipt of their fees and to satisfy the Company’s Common Stock ownership objective for outside directors. The program does not include the payment of additional fees per meeting, as each director is expected to prepare for and participate in all meetings during the year and provide a continuous year-round effort regardless of the formal meeting calendar.

Directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board meetings, committee meetings and other activities in furtherance of their responsibilities as members of the Company’s Board.

Beginning in 2016 at the Meeting, each director receives the equivalent of $225,000 for service as a Board member (or a prorated amount if a director’s service began other than on the day of the Annual Meeting). Each director may elect to receive their fee in (i) shares of Common Stock currently, which may be deferred into the stock fund of the Company’s Deferred Compensation Plan, (ii) cash currently, (iii) cash deferred into the bond fund of the Company’s Deferred Compensation Plan, or (iv) any two of the preceding alternatives in equal amounts. If a director elects to receive shares of Common Stock currently without deferral into the stock fund of the Company’s Deferred Compensation Plan, then 40% of this amount is paid in cash to offset the tax liability related to such election. For purposes of calculating the number of shares of Common Stock into which any fixed sum translates, Common Stock is valued at its per share closing price on the NYSE on the day immediately preceding the grant date.

Each director is expected to accumulate (for a new director, over the first four years of Board service), the number of shares of Common Stock that is equal in market value to three times the annual retainer for Board service ($675,000). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. Until such time as a director achieves the ownership objective or if a director shall at any time fall below the ownership objective, directors are expected to invest at least $112,500 per year (or such lesser amount necessary to achieve the ownership objective) in shares of Common Stock until the director has satisfied the ownership objective.

Each director who serves as Non-Executive Chairman/Lead Director or on a committee of the Board receives an annual committee retainer, on the first business day after the Company’s Annual Meeting, as set forth in the table below:

Committee/Board Position*	Retainer
Non-Executive Chairman/Lead Director*	$135,000
Audit Committee Chair	$35,000
Compensation Committee Chair	$35,000
Governance and Nominating Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Member	$10,000
Governance and Nominating Committee Member	$7,500
______________________

* A Committee Chair shall only receive a committee chair retainer and not a committee member retainer as a result of chairing a committee. In the event the Non-Executive Chairman/Lead Director serves on any committees as either a committee chair or committee member, the Non-Executive Chairman/Lead Director will not be eligible to receive any committee retainer other than the Non-Executive Chairman/Lead Director retainer.

The retainers listed above are payable in cash, and may be deferred into the bond fund of the Company’s Deferred Compensation Plan. For a director whose service begins other than on the day of the Annual Meeting, any retainer is prorated. If the Company does not hold an Annual Meeting by the end of May in any year, then any retainer that is scheduled to be paid following the Annual Meeting shall be paid on the last business day of May.

A director who leaves the Board at any time during the year, for any reason, will retain any retainer payments already received for such year. The Compensation Committee has discretion to authorize the payment of additional fees to any director under extraordinary circumstances. It is the expectation of the Compensation Committee that it will review the Outside Director Compensation Policy and the outside director compensation programs of the Benchmark Companies every two to four years, although it may review them more frequently as circumstances warrant.

The compensation paid to the Company’s outside directors in 2016 is summarized in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
G. Chris Andersen	$242,500	-0-	-0-	-0-	-0-	-0-	$242,500
Paula H. J. Cholmondeley	$17,500	$225,000	-0-	-0-	-0-	-0-	$242,500
Donald DeFosset	$30,000	$225,000	-0-	-0-	-0-	-0-	$255,000
Thomas J. Hansen	$155,000	$112,500	-0-	-0-	-0-	-0-	$267,500
Raimund Klinkner	$20,000	$225,000	-0-	-0-	-0-	-0-	$245,000
David A. Sachs	$360,000	-0-	-0-	-0-	-0-	$1,000	$361,000
Oren G. Shaffer	$45,000	$225,000	-0-	-0-	-0-	-0-	$270,000
David C. Wang	$20,000	$225,000	-0-	-0-	-0-	-0-	$245,000
Scott W. Wine	$17,500	$225,000	-0-	-0-	-0-	-0-	$242,500
______________________

(1)    See Note R – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.
(2)    The grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 is the following: Ms. Cholmondeley, $225,000 (annual retainer paid on May 16, 2016); Mr. DeFosset, $225,000 (annual retainer paid on May 16, 2016); Mr. Hansen, $112,500 (portion of annual retainer paid on May 16, 2016); Dr. Klinkner, $225,000 (annual retainer paid on May 16, 2016); Mr. Shaffer, $225,000 (annual retainer paid on May 16, 2016); Mr. Wang, $225,000 (annual retainer paid on May 16, 2016); and Mr. Wine, $225,000 (annual retainer paid on May 16, 2016 ).
(3)    As of December 31, 2016, the following directors had vested outstanding options in these amounts: Mr. Andersen, 5,174; Mr. DeFosset, 2,587; and Mr. Sachs 5,298.
(4)    The amounts listed in the All Other Compensation column are the amount of charitable contributions made by the Company on behalf of the director in accordance with the Company's charitable gift matching program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

OREN G. SHAFFER
RAIMUND KLINKNER
DAVID C. WANG
SCOTT W. WINE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board’s fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. Pursuant to the terms of the written Audit Committee Charter, one of the responsibilities of the Audit Committee is to review related party transactions. See “Audit Committee Meetings and Responsibilities.”

In 2016, the Company sold certain compact construction component manufacturing businesses to companies controlled by Fil Filipov, a former Terex executive (retired in 2003) and the father of Steve Filipov. The acquisition did not have a material impact on the Company’s financial results. Steve Filipov had no involvement or interest in the above transaction.
Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	13,059 (1)	$65.17	2,542,645
Equity compensation plans not approved by stockholders	-	-	-
Total	13,059 (1)		2,542,645
______________________

(1)
This does not include 3,531,188 shares of restricted stock awards and 851,982 shares held in a rabbi trust for a deferred compensation plan, which are also not included in the calculation of the weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company’s outstanding equity securities, to file with the SEC initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 2016. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filing requirements under Section 16(a) of the Exchange Act applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with the management of the Company and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and on the report issued by the independent registered public accounting firm.

AUDIT COMMITTEE

THOMAS J. HANSEN
PAULA H. J. CHOLMONDELEY
DONALD DEFOSSET
RAIMUND KLINKNER
OREN G. SHAFFER
DAVID C. WANG

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements and the internal control over financial reporting of the Company for 2016. The Board, at the recommendation of the Audit Committee, desires to continue the service of this firm for 2017. Accordingly, the Board recommends to the stockholders ratification of the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. If the stockholders do not approve PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board and the Audit Committee will reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees
During the last two fiscal years ended December 31, 2016 and December 31, 2015, PricewaterhouseCoopers LLP charged the Company $10,850,000 and $11,529,000, respectively, for professional services rendered by such firm for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year and comfort letter procedures related to a debt offering.

Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees for due diligence related to mergers, acquisitions and dispositions. The aggregate fees billed by PricewaterhouseCoopers LLP for such audit-related services for the fiscal years ended December 31, 2016 and December 31, 2015 were $75,000 and $259,000, respectively.

Tax Fees
The aggregate fees billed for tax services provided by PricewaterhouseCoopers LLP in connection with tax compliance, tax consulting and tax planning services for the fiscal years ended December 31, 2016 and December 31, 2015 were $884,000 and $1,234,000, respectively.

All Other Fees
The aggregate fees billed for services not included in the above services for the fiscal years ended December 31, 2016 and December 31, 2015 were $9,000 and $8,000, respectively, and were primarily related to miscellaneous items.

All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee’s pre-approval policies described in “Audit Committee Meetings and Responsibilities.”

The Board recommends that the stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

PROPOSAL 3: TO APPROVE AN AMENDMENT OF THE
TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

Stockholders are being asked to approve an amendment to the Terex Corporation Employee Stock Purchase Plan (the “Stock Purchase Plan”), which will extend the expiration date of the Stock Purchase Plan from June 30, 2017 to June 30, 2027. The Stock Purchase Plan was originally adopted by the Board on August 1, 1994 and approved by the stockholders of the Company pursuant to the rules of the NYSE on May 25, 2004 and May 17, 2007.

The purpose of the Stock Purchase Plan is to encourage and facilitate the purchase of shares of Common Stock (“Shares”) by employees and outside directors of the Company, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company’s future. The Stock Purchase Plan provides employees and outside directors the opportunity to purchase Shares and to receive additional Shares pursuant to a Company matching contribution based upon the amount of the participant’s contribution. The Stock Purchase Plan is not intended to qualify under Section 423 of the Code.

The Board of Directors adopted the proposed amendment to the Stock Purchase Plan on March 2, 2017, subject to stockholder approval, and directed that the amendment to the Stock Purchase Plan be submitted to the stockholders of the Company for their approval. Approval of the amendment to the Stock Purchase Plan will require the affirmative vote of a majority of the Shares present in person or by proxy at the Meeting.

The following summary of the material features of the Stock Purchase Plan is qualified in its entirety by the terms of the Stock Purchase Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

Currently, approximately 7,700 people were eligible to participate in the Stock Purchase Plan and approximately 900 people were participating in the Stock Purchase Plan. Participants in the Stock Purchase Plan are the “ESPP Participants.”

ESPP Participant Contributions

Currently, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction is used to purchase Shares on the open market. The purchase price that is paid for each Share that is purchased under the plan is the price per share actually paid for the Shares.

The minimum ESPP Participant contribution via payroll deduction is $20 per month and the minimum ESPP Participant strategic investment is $240, with a maximum total ESPP Participant contribution of $25,000 per year. An ESPP Participant is required to hold any Shares purchased through the Stock Purchase Plan for a minimum of six (6) months before the Shares may be sold.

Under the terms of the proposed Stock Purchase Plan, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction will be credited to his or her account on the day of such payroll deduction or as soon as administratively possible thereafter. Once a month, at a pre-determined date, the funds in each such account will be used to purchase Shares on the open market. Only outside directors are eligible to make strategic purchases under the Stock Purchase Plan.

Company Contributions

The Company makes a contribution of Shares to each ESPP Participant equal to 15% of each Participant’s purchases of Shares through the Stock Purchase Plan. The Company will continue to purchase Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan will continue to be the price per share actually paid for the Shares.

The Company pays for, and will continue to pay for, all front-end administration fees, including broker commission and recordkeeping fees, on purchases of Shares for the automatic payroll deduction and most front-end administration fees for purchases of Shares under the strategic investment option. If the ESPP Participant chooses to sell any portion of his or her Shares held in the plan, the ESPP Participant will incur a broker commission.

Administration

The Stock Purchase Plan is administered by the Administrative Committee, a committee of at least three persons who are appointed by the Board. The Administrative Committee may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Stock Purchase Plan. The Administrative Committee’s determination as to any issue that arises with respect to the conduct or operation of the Stock Purchase Plan is final.

The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Term, Termination and Amendment of the Stock Purchase Plan

Currently, the Stock Purchase Plan is set to terminate on June 30, 2017. Under the terms of the proposed Stock Purchase Plan, the Stock Purchase Plan will terminate on June 30, 2027. The Company, through the Board, reserves the right to amend the Stock Purchase Plan at any time, subject to any required stockholder approval.

Company Contributions Under the Stock Purchase Plan

Because benefits under the Stock Purchase Plan will depend on ESPP Participant elections and the fair market value of the Shares, it is not possible to determine the benefits that will be received if the amendment of the plan is approved by stockholders.

During 2016, Company contributions were made under the Stock Purchase Plan as follows:

•
Approximately 200 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these matching contributions, see “Executive Compensation - Summary Compensation Table - All Other Compensation.”

•	Approximately 200 Shares were provided as matching contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.

•	No Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.

•
Approximately 14,000 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation

The Board of Directors believes that the approval of the amendment to the Stock Purchase Plan is in the best interests of the Company and its stockholders because the Stock Purchase Plan as so amended will enable the Company to provide rational and competitive equity incentives to the ESPP Participants to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Terex Corporation Employee Stock Purchase Plan.

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS
Pursuant to rules under the Dodd-Frank Act, the Board is asking the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.
As described in detail within the Compensation Discussion and Analysis section above, the Company’s executive compensation programs are designed to attract, motivate, reward and retain the Named Executive Officers, who are critical to the success of the Company. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value.
The Committee continually reviews the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices. The Committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation tally sheets and compensation data of peer companies, when making decisions regarding target compensation opportunities and the delivery of awards to the Company’s executives, including the Named Executive Officers.
The design and operation of an executive compensation program for a large, complex, global enterprise such as Terex necessarily involves multiple objectives and constraints. The Committee believes that the Company’s executive compensation programs have been effective in enabling the recruitment and retention of senior business leaders with the requisite talent and skills to drive the Company’s financial and operational performance.
As further described within the Compensation Discussion and Analysis section above, the Company’s executive compensation programs are based on the following core principles: (i) be competitive with peers to effectively attract and retain talented executives; (ii) achieve a balance between short-term and long-term compensation; (iii) align executive pay with Company and stockholder performance; (iv) foster an ownership culture through the use of equity awards in order to align the interests of executives and stockholders; and (v) address the volatility and cyclicality of the Company’s business and industry.
The Company’s results in 2016 and actions taken by the Committee since January 1, 2016 demonstrate the Committee’s commitment to these principles and illustrate how the executive compensation program responds to business challenges and the marketplace. Key highlights include the following:

✓	The Company’s total stockholder return in 2016 was approximately 59% (ranked at the 88th percentile in the Benchmark Companies.

✓	Strong correlation between the Company’s total stockholder return and the total realized compensation of the Company's CEO during the last three fiscal years.

✓
As the Company’s 2016 overall operating results were below the Committee’s expectations, the annual incentive payouts to the Named Executive Officers for 2016 were approximately 36% of target. This was the fourth year in a row that annual incentive payouts to the Named Executive Officers were less than 100% of target, highlighting the Committee’s commitment to establishing rigorous goals and paying for performance.

✓	The compensation granted in 2016 to the Named Executive Officers was predominantly performance-based and/or linked to the Company's equity performance.

✓	The strong performance orientation of the executive compensation program and the rigor of the performance goals set by the Committee has resulted in the forfeiture of previously granted equity awards:

✓	Approximately $1.8 million in stock awards granted in 2013, 2014 and 2015 were forfeited in 2016 by the Company’s former CEO and approximately $2.7 million in stock awards granted in 2013, 2014 and

2015 were forfeited in 2016 by the other Named Executive Officers as a result of the Company’s failure to achieve performance targets set by the Committee.

✓
Approximately $4.6 million in stock awards granted in 2010 and 2014 were forfeited in 2017 by the Company’s former CEO and approximately $1.2 million in stock awards granted in 2010, 2014 and 2015 were forfeited in 2017 by the other Named Executive Officers as a result of the Company’s failure to achieve performance targets set by the Committee.

✓	Since the beginning of 2011, the former CEO has forfeited a total of $15.9 million in stock awards as a result of the Company’s failure to achieve performance targets set by the Committee.

✓
Prior to 2017, the Company’s equity awards would automatically vest upon a change in control of the Company (known as a single trigger). Beginning in 2017, in certain circumstances, the Committee determined that the Company’s equity awards would require both a change in control and a termination of employment without cause for the equity award to vest (known as a double trigger).

✓
The Committee Chairman conducted discussions with four of the Company’s largest stockholders (accounting for approximately 11% of the Company’s outstanding shares) in the first quarter of 2017 to discuss the Company’s executive compensation program as part of its shareholder outreach program.

✓
Additionally, all of the Company’s stockholders were given the opportunity to participate in a virtual stockholder forum on compensation matters prior to last year’s annual meeting of stockholders and will be given that opportunity again this year before the Meeting to ask questions of the Committee’s chairperson and provide feedback on the Company’s executive compensation program.

The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective performance-based executive compensation programs at the Company. The Board believes that the Company’s executive compensation programs have a proven record of effectively aligning pay with performance and attracting and retaining highly talented executives. The Board strongly encourages you to review the Compensation Discussion and Analysis and compensation tables in this Proxy Statement for detailed information on the extensive processes and factors the Committee considered when establishing performance and pay targets and in making decisions regarding actual payouts under the Company’s short and long-term performance based incentive plans.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Board. Although non-binding, the Board and the Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation programs.
The Board recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Rules pursuant to the Dodd-Frank Act enable the Company’s stockholders to indicate how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s Named Executive Officers, such as Proposal 4 above. Stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years or you may abstain. In 2011, the Company's stockholders voted to approve a one-year cycle review of executive compensation.
After thoughtful consideration of the outcome of our stockholder vote on this topic at the 2011 Annual Meeting of Stockholders, the Board believes that an annual advisory vote on executive compensation, providing the Board with timely information on stockholders’ views of the Company's compensation practices each year, is the best approach for the Company. This recommendation reflects our commitment to strong corporate governance and accountability to our stockholders. An annual advisory vote will foster useful communication with our stockholders by allowing our stockholders to annually express their views on the Company’s executive compensation practices.
The alternative that receives the largest number of votes, even if not a majority, will be considered the preference of the Company’s stockholders. In accordance with the Dodd-Frank Act and the related SEC rules, the resolution is non-binding and advisory; however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their votes.
The Board recommends that an advisory vote on the compensation of the Company’s Named Executive Officers be included in the Company’s Proxy Statement every year.

OTHER MATTERS

The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

All proposals of stockholders intended to be included in the proxy statement to be presented at the 2018 Annual Meeting of Stockholders must be received at the Company’s offices at 200 Nyala Farm Road, Westport, Connecticut 06880, no later than December 1, 2017. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, the Bylaws of the Company generally provides that notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's annual meeting. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the Company’s 2018 annual meeting or to propose business for consideration at such meeting, notice must be given between January 11, 2018 and February 10, 2018. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice of Internet Availability of Proxy Materials or Annual Report to Stockholders and Proxy Statement to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify us of their requests by calling (203) 222-7170 or writing Terex Corporation at 200 Nyala Farm Road, Westport, CT 06880.

STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By order of the Board of Directors,
Eric I Cohen Secretary

March 31, 2017
Westport, Connecticut

Appendix A

TEREX CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    ESTABLISHMENT.

Terex Corporation, a Delaware corporation (hereinafter referred to as the “Company”), established an employee stock purchase plan on August 1, 1994, which has been amended from time to time. The Company is amending and restating in full the employee stock purchase plan (hereinafter referred to as the “Plan”), as set forth in this document.

SECTION 2.    DEFINITIONS.

(a)    "Accumulation Period" means a one month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5(b).

(b)    "Administrative Committee" means a committee of at least three (3) persons appointed by the Board, as described in Section 4. The Administrative Committee may appoint agent(s) as it deems necessary or appropriate to assist with the operation and administration of the Plan.

(c)    "Board" means the Board of Directors of the Company, as constituted from time to time.

(d)    "Code" means the Internal Revenue Code of 1986, as amended.

(e)    "Company" means Terex Corporation, a Delaware corporation.

(f)    “Election Form” has the meaning given in Section 5(b) below.

(g)    "Eligible Team Member" means, for any Accumulation Period, any individual affiliated with a Participating Company who is selected by management of the Company. The foregoing notwithstanding, an individual shall not be considered an Eligible Team Member if (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her; or (ii) his or her employment has been classified as temporary by the Company. Any individual whom the Company determines is not an Eligible Team Member shall not be treated as an Eligible Team Member under the Plan solely because he or she has been classified or reclassified by any governmental entity as an employee of the Company. An individual who is selected to be an Eligible Team Member shall cease to be an Eligible Team Member upon being so notified by the Company.

(h)    “Outside Director” means any individual who is actively serving as a member of the Board who is not also an Eligible Team Member.

(i)    "Participant" means an Eligible Team Member or Outside Director who elects to participate in the Plan.

(j)    "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(k)    "Plan" means this Terex Corporation Amended and Restated Employee Stock Purchase Plan, as it may be amended from time to time.

1

(l)    "Plan Account" means the account established for each Participant pursuant to Section 10(a).

(m)    “Purchase Date” means a date on which the Company purchases Stock for each Participant pursuant to this Plan, which date shall be on the business day that (i) is as close as administratively possible to the fifteenth day of the month following the end of an Accumulation Period or (ii) an Outside Director makes a Strategic Purchase.

(n)    "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 6(b) or Section 10(b).

(o)    "Stock" means the common stock of the Company, $0.01 par value.

(p)    “Strategic Purchase” means open market purchases made by an Outside Director in the Company’s Stock pursuant to Section 6(b).

(q)    "Subsidiary" means any corporation or any other entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power in one of the other entities in such chain.

SECTION 3.    PURPOSE OF THE PLAN.

The purpose of the Plan is to provide Participants with a convenient means to acquire an equity interest in the Company either through payroll deductions for Eligible Team Members or through Strategic Purchases for Outside Directors, to enhance each Participant’s sense of participation in the affairs of the Company, and to provide an incentive for Participants to continue their affiliation with the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments, or replacements of such section).

SECTION 4.    ADMINISTRATION OF THE PLAN.

(a)    Administrative Committee Composition. The Plan shall be administered by the Administrative Committee or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Administrative Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

(b)    Administrative Committee Responsibilities. The Administrative Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrative Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. All questions of interpretation or application of the Plan shall be determined by the Administrative Committee and its decisions shall be final and binding upon all Participants. Members of the Administrative Committee shall receive no compensation for their services in connection with the administration of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

SECTION 5.    ENROLLMENT AND PARTICIPATION FOR ELIGIBLE TEAM MEMBERS.

(a)    Accumulation Periods. While the Plan is in effect, twelve Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of each of the twelve calendar months comprising a calendar year, each commencing on the first day of a calendar month.

2

(b)    Enrollment. Any individual who, on the day preceding the first day of an Accumulation Period, qualifies (or will qualify) as an Eligible Team Member may elect to become a Participant in the Plan for such Accumulation Period by executing a payroll deduction election form, third-party administrator’s election form or other election form, as applicable, which forms may be completed electronically if available (“Election Form”).

(c)    Duration of Participation. Once enrolled in the Plan, a Participant who is an Eligible Team Member shall continue to participate in the Plan until he or she ceases to be an Eligible Team Member, withdraws from the Plan under Section 8 or reaches the end of the Accumulation Period whose contributions were discontinued under Section 7(d) or Section 11. Such Participant is not required to file any additional payroll deduction election forms in order to continue participation in the Plan. A Participant who is an Eligible Team Member who discontinued contributions under Section 7(d) or withdrew from the Plan under Section 8 may again become a Participant, if he or she then is an Eligible Team Member, by following the procedure described in subsection (b) above. A Participant who is an Eligible Team Member whose contributions were discontinued automatically under Section 11 shall automatically resume participation at the beginning of the first Accumulation Period in the next calendar year, if he or she then is an Eligible Team Member.

(d)    Applicable Accumulation Period. For purposes of this Plan the applicable Accumulation Period shall be determined as follows:
(i)    Once a Participant who is an Eligible Team Member is enrolled in the Plan for an Accumulation Period, such Accumulation Period shall continue to apply to him or her until the earliest of (A) the end of such Accumulation Period or (B) the end of his or her participation under subsection (c) above.

(ii)    When a Participant who is an Eligible Team Member reaches the end of an Accumulation Period (the “Current Accumulation Period”) but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Accumulation Period that commences immediately after the end of such Current Accumulation Period.

SECTION 6.    ENROLLMENT AND PARTICIPATION FOR OUTSIDE DIRECTORS

(a)    Enrollment. While the Plan is in effect, an Outside Director who wishes to become a Participant in the Plan may do so by making a Strategic Purchase.

(b)    Strategic Purchases. An Outside Director may make Strategic Purchases at any time during the calendar year, by purchasing shares of Stock through a Plan Account (as defined below). The Outside Director must notify the Administrative Committee of his or her intention to make a Strategic Purchase in advance and the Administrative Committee will facilitate such Strategic Purchase. The Purchase Price for each share of Stock purchased via a Strategic Purchase shall be the price per share actually paid on the open market for each such share of Stock. The Company shall make a contribution of Stock to the Outside Director equal to 15% of the number of shares of Stock purchased by the Outside Director as a Strategic Purchase through this Plan, which shares of Stock shall be purchased on the open market by the Company. Promptly following a Strategic Purchase, the number of shares of Stock purchased by the Outside Director shall be deposited into the Outside Director’s Plan Account established in the Outside Director’s name at a stock brokerage or other financial services firm designated by the Company. The Administrative Committee may determine that any fractional share, as calculated under this subsection (b), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

SECTION 7.    PARTICIPANT CONTRIBUTIONS.

(a)    Frequency of Payroll Deductions and Strategic Purchases. A Participant who is an Eligible Team Member may purchase shares of Stock under the Plan solely by means of payroll deductions.

3

A Participant who is an Outside Director may make Strategic Purchases at any time during the calendar year as described in Section 6(b). Payroll deductions, as designated by a Participant pursuant to subsection (b) below, shall occur on each payday during participation in the Plan.

(b)    Amount of Payroll Deductions and Strategic Purchases. An Eligible Team Member shall designate on the Election Form the portion of his or her compensation that he or she elects to have withheld for the purchase of Stock hereunder. Such portion may be (i) a whole percentage of the Eligible Team Member's compensation, but not less than 1% nor more than 15%, or (ii) a whole dollar amount of the Eligible Team Member's compensation, but not less than $20 per month or the appropriate non-U.S. currency equivalent. The minimum amount of a Strategic Purchase is $240.

(c)    Changing Withholding Rate. A Participant who is an Eligible Team Member may increase or decrease the rate of payroll deductions by filing a new Election Form, in which case the new rate shall become effective for the next payroll period commencing more than 20 days after the payroll department’s receipt of the authorization and shall continue unless changed as described below. Such change in the rate of payroll deductions may be made at any time.

(d)    Discontinuing Payroll Deductions. If a Participant who is an Eligible Team Member wishes to discontinue his or her contributions entirely, he or she may do so by filing a new Election Form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. A Participant who has discontinued making contributions may resume such contributions in the following calendar year by filing a new Election Form if he or she then is an Eligible Team Member.

SECTION 8.    WITHDRAWAL FROM THE PLAN.

(a)    Withdrawal. Each Participant who is an Eligible Team Member may withdraw from an Accumulation Period under the Plan by filing a new Election Form. Such withdrawal may be elected at any time, and will be effective as soon as administratively practical.

(b)    Return of Payroll Deductions. Upon withdrawal from the Plan, any accumulated payroll deductions shall be returned, without interest, to the withdrawn Eligible Team Member and his or her interest in the Plan shall terminate.

SECTION 9.    CHANGE IN EMPLOYMENT OR OUTSIDE DIRECTOR STATUS.

For a Participant who is an Eligible Team Member, termination of a Participant’s employment for any reason, including retirement or death or the failure of a Participant to remain an Eligible Team Member, terminates his or her participation in the Plan immediately. In such event, any payroll deductions credited to the Participant’s Plan Account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For a Participant who is an Outside Director, termination of his or her status as an Outside Director for any reason, including retirement or death or the failure of a Participant to remain an Outside Director, terminates his or her participation in the Plan immediately.

SECTION 10.    PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)    Plan Accounts. The Company shall establish an account, through a third party administrator, in the name of each Participant (a “Plan Account”). All payroll deductions made for an Eligible Team Member will be credited to his or her Plan Account under the Plan; no interest shall accrue on the payroll deductions. An Eligible Team Member may not make any separate cash payment into his or her payroll deduction Plan Account and payment for shares of Stock purchased under the Plan by any Eligible Team Member may not be made in any form other than by payroll deduction.

4

(b)    Purchase Price. For Eligible Team Members, the Purchase Price for each share of Stock purchased on a Purchase Date shall be the price per share actually paid on the open market for each such share of Stock.

(c)    Matching Contributions. For Eligible Team Members, on each Purchase Date, the Company shall make a contribution of Stock to each Participant equal to 15% of the number of shares of Stock purchased on behalf of such Participant through this Plan, which shares of Stock shall be purchased on the open market by the Company.

(d)    Number of Shares Purchased via Participant Contribution. For Participants who are Eligible Team Members, on each Purchase Date under an Accumulation Period, as long as the Plan remains in effect, the Company shall apply the funds then in each Participant’s Plan Account to the purchase of shares of Stock. As of each such Purchase Date, each such Participant shall purchase the number of shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 8; provided, however, that no Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased on the open market with the funds in the Participant's Plan Account. The Administrative Committee may determine with respect to all Participants that any fractional share, as calculated under this subsection (d), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(e)    Issuance of Stock. For Eligible Team Members, promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into the Participant’s Plan Account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

(f)    Unused Cash Balances. For Eligible Team Members, any amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 11 shall be refunded to the Participant in cash, without interest.

(g)    Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the Plan.

(h)    Brokerage Account. To the extent legally enforceable, a Participant shall not be free to undertake a disposition (as such term is defined in Section 424(c) of the Code) of any shares of Stock acquired pursuant to the Plan at any time, whether by sale, exchange, gift, or other transfer of legal title until the Participant has held the Stock purchased under this Plan for a period of at least six (6) months.

SECTION 11.    DOLLAR LIMITATIONS ON STOCK PURCHASES.

Notwithstanding anything to the contrary in this Plan, the maximum amount that a Participant may use to purchase shares of Stock (including Strategic Purchases) under this Plan in any calendar year is $25,000 or the appropriate non-U.S. currency equivalent.

SECTION 12.    RIGHTS NOT TRANSFERABLE.

Neither payroll deductions credited to a Participant’s Plan Account nor any rights to receive shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other

5

than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

SECTION 13.    NO RIGHTS AS A TEAM MEMBER.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to receive any benefits in the future under this Plan, to continue in the employ of a Participating Company, to be an Eligible Team Member or to serve as an Outside Director of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 14.    NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 15.    NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Terex Corporation, Attn: Employee Stock Purchase Plan Administrator, 200 Nyala Farm Road, Westport, CT 06880, or as such other address as the Company, by notice to team members, may designate in writing from time to time.

SECTION 16.    STOCKHOLDER APPROVAL OF AMENDMENTS.

Any required approval of the stockholders of the Company for an amendment to the Plan shall be obtained at a duly held stockholders’ meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the meeting; provided, however, that approval at a meeting may be obtained by a lesser degree of stockholder approval if the Committee determines, in its sole discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws.

SECTION 17.    DESIGNATION OF BENEFICIARY.

(a)    Written Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, with respect to the Participant’s Plan Account in the event of such Participant’s death subsequent to the end of an Accumulation Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to a Purchase Date. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Participating Company.

(b)    No Written Designation. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

6

SECTION 18.    APPLICABLE LAW.

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

SECTION 19.    TAX WITHHOLDING.

The Company shall have the right to withhold from amounts otherwise payable to each Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

SECTION 20.    EFFECTIVE DATE; AMENDMENT OR TERMINATION OF PLAN.

If approved by the stockholders of the Company, this Plan shall be effective on July 1, 2017 and the Plan shall continue until the earlier to occur of termination by the Board or June 30, 2027. The Board may at any time suspend or terminate the Plan. The Board may at any time amend the Plan, provided, however, no amendment shall be made without approval of the stockholders of the Company obtained in accordance with Section 16 hereof if such approval is required by an applicable law or regulation.

7

TEREX CORPORATION

TEREX CORPORATION
200 NYALA FARM ROAD
WESTPORT, CT 06880

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time either (i) Monday, May 8, 2017 for shares in the 401(k) plan or (ii) Wednesday, May 10, 2017 for all other shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/terex2017
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time either (i) Monday, May 8, 2017 for shares in the 401(k) plan or (ii) Wednesday, May 10, 2017 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24615-P86319 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEREX CORPORATION

Vote on Directors

1. ELECTION OF DIRECTORS

NOMINEES:

	For	Against	Abstain
1a) Paula H.J. Cholmondeley	☐	☐	☐
1b) Don DeFosset	☐	☐	☐
1c) John L. Garrison Jr.	☐	☐	☐
1d) Thomas J. Hansen	☐	☐	☐
1e) Matthew Hepler	☐	☐	☐
1f) Raimund Klinkner	☐	☐	☐
1g) David A. Sachs	☐	☐	☐
1h) Oren G. Shaffer	☐	☐	☐
1i) David C. Wang	☐	☐	☐
1j) Scott W. Wine	☐	☐	☐

Vote on Proposals

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of future advisory votes on the compensation of the company's named executive officers.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4 AND "1 YEAR" FOR PROPOSAL 5.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V1.1